UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GRANITE CONSTRUCTION INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GRANITE™

Notice of 2015 Annual Meeting of Shareholders and Proxy Statement

GRANITE CONSTRUCTION INCORPORATED

585 West Beach Street

Watsonville, California 95076

Notice of Annual Meeting of Shareholders

April 24, 2015

Date:	Thursday, June 4, 2015

Time:	10:30 a.m., Pacific Daylight Time

Place:	Monterey Plaza Hotel

400 Cannery Row

Monterey, CA 93940

Purposes of the Meeting:

•	To elect two (2) directors for the ensuing three-year term;
•	To hold an advisory vote on executive compensation for the Named Executive Officers;
•	To act upon a proposal to approve the Granite Construction Incorporated Annual Incentive Plan;
•	To act upon a proposal to approve the Granite Construction Incorporated Long Term Incentive Plan;
•	To ratify the appointment by the Audit/Compliance Committee of PricewaterhouseCoopers LLP

as Granite's independent registered public accounting firm for the fiscal year ending

December 31, 2015; and

•	To consider any other matters properly brought before the meeting.

Who May Attend the Meeting:

Only shareholders, persons holding proxies from shareholders and invited representatives of the media and financial community may attend the meeting.

What to Bring:

If you received a Notice of Internet Availability of Proxy Materials, please bring that Notice with you. If your shares are held in the name of a broker, trust, bank, or other nominee, you will need to bring a proxy or letter from that broker, trust, bank, or other nominee that confirms you are the beneficial owner of those shares. If you hold shares through the Granite Construction Profit Sharing and 401(k) Plan, you will need to bring proof of ownership of the shares.

Record Date:

The record date for the 2015 Annual Meeting of Shareholders is April 10, 2015. This means that if you own Granite stock at the close of business on that date, you are entitled to receive notice of the meeting and vote at the meeting and any adjournments or postponements of the meeting.

Annual Report:

We have included a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2014 with the proxy materials on Granite's website.

Shareholder List:

For 10 days prior to the meeting, a complete list of shareholders entitled to vote at the meeting will be available for examination by any shareholder for any purpose relative to the meeting during regular business hours at Granite's headquarters located at 585 West Beach Street, Watsonville, CA 95076. The shareholder list will also be available at the annual meeting.

Information about the Notice of Internet Availability of Proxy Materials:

Instead of mailing a printed copy of our proxy materials, including our annual report, to each shareholder of record, we will provide access to these materials in a faster and more efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all shareholders. Accordingly, on or about April 24, 2015, we will begin mailing a Notice of Internet Availability of Proxy Materials to all shareholders of record as of April 10, 2015, other than persons who hold shares in the Granite Construction Profit Sharing and 401(k) Plan (such persons, the "401(k) Participants" and such plan, the "401(k) Plan"). We will also post our proxy materials on the website referenced in the notice (https://www.proxyvote.com). All 401(k) Participants will receive a package in the mail that includes all proxy materials. The proxy materials will be mailed to all 401(k) Participants on or about April 24, 2015.

All shareholders may choose to access our proxy materials on the website or may request to receive a printed set of our proxy materials. In addition, the notice and website provide information regarding how you may request to receive proxy materials in printed form by mail on an ongoing basis.

Proxy Voting:

Your vote is important. Please vote your proxy promptly so your shares can be represented at the annual meeting even if you plan to attend the meeting. Shareholders, including 401(k) Participants, can vote by Internet, telephone or mail. Shareholders, other than 401(k) Participants, may revoke a proxy and vote in person if attending the meeting.

To get directions to the 2015 Annual Meeting of Shareholders, call our Investor Relations Department at 831.724.1011 or visit our website at www.graniteconstruction.com at the "Investors" site.

By Order of the Board of Directors,

/s/ Richard A. Watts
Richard A. Watts
Senior Vice President, General Counsel and Secretary

Table of Contents

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Table of Contents

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GRANITE CONSTRUCTION INCORPORATED

585 West Beach Street

Watsonville, California 95076

PROXY STATEMENT

As more fully described in the Notice of Internet Availability of Proxy Materials, Granite Construction Incorporated, a Delaware corporation (referred to herein as "we," "us," "our," "Granite" or the "Company"), on behalf of its Board of Directors, has made its proxy materials available to you on the Internet in connection with Granite's 2015 Annual Meeting of Shareholders, which will take place on June 4, 2015 at 10:30 a.m., Pacific Daylight Time, at the Monterey Plaza Hotel, 400 Cannery Row, Monterey, California. The Notice of Internet Availability of Proxy Materials was mailed to all Granite shareholders of record, except 401(k) Participants, on or about April 24, 2015, and our proxy materials were posted on the website referenced in the Notice of Internet Availability of Proxy Materials and made available to shareholders on April 24, 2015. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. The proxy materials were mailed to all 401(k) Participants on or about April 24, 2015.

Granite, on behalf of its Board of Directors, is soliciting your proxy to vote your shares at the 2015 Annual Meeting of Shareholders or any subsequent adjournment or postponement. We solicit proxies to give all shareholders of record an opportunity to vote on the matters listed in the accompanying notice and/or any other matters that may be presented at the annual meeting. In this proxy statement you will find information on these matters, which is provided to assist you in voting your shares.

Granite was incorporated in Delaware in January 1990 as the holding company for Granite Construction Company, which was incorporated in California in 1922. All dates in this proxy statement referring to service with Granite also include periods of service with Granite Construction Company, if applicable.

VOTING INFORMATION

Who Pays for This Solicitation?

Granite pays for the cost of this proxy solicitation. We will request brokers, trusts, banks and other nominees to solicit their customers who own our stock. We will reimburse their reasonable, out-of-pocket expenses for doing this. Our directors, officers and employees may also solicit proxies by mail, telephone, personal contact, or through online methods without additional compensation.

Who Can Vote?

You will have received notice of the annual meeting and can vote if you were a shareholder of record of Granite's common stock as of the close of business on April 10, 2015. You are entitled to one vote for each share of Granite common stock that you own. You may vote all shares owned by you as of the record date, including shares held directly in your name as the shareholder of record and shares held for you as the beneficial owner through a broker, trust, bank or other nominee. As of the close of business on April 10, 2015, there were 39,346,005 shares of common stock issued and outstanding.

How Do I Vote and What Is the Deadline for Voting My Shares?

Shareholders, other than 401(k) Participants, have the option to vote by proxy in the following three ways:

•	By Internet: You can vote by Internet by following the instructions in the Notice of Internet Availability of Proxy Materials or by accessing the Internet at https://www.proxyvote.com and following the instructions at that website at any time prior to 11:59 p.m., Eastern Daylight Time, on June 3, 2015;

•	By telephone: In the United States and Canada you can vote by telephone using a touch-tone phone by following the instructions in the Notice of Internet Availability of Proxy Materials or by calling 1.800.690.6903 (toll free) and following the instructions at any time prior to 11:59 p.m., Eastern Daylight Time, on June 3, 2015; or

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•	By mail: If you have received a paper copy of the proxy card by mail you may submit your proxy by completing, signing and dating your proxy card and mailing it in the accompanying pre-addressed envelope. Instructions are also on the proxy card. Your proxy card must be received prior to 11:59 p.m., Eastern Daylight Time, on June 3, 2015.

Please refer to the Notice of Internet Availability of Proxy Materials or the information your broker, trust, bank or other nominee provides you for more information on the above options. If you vote your shares over the Internet or by telephone, you should not return a proxy card by mail (unless you are revoking your previous proxy).

All 401(k) Participants have the option to vote by proxy in the following three ways:

•	By Internet: You can vote by Internet by following the instructions on your proxy card or by accessing the Internet at https://www.proxyvote.com and following the instructions at that website at any time prior to 12:00 p.m. (noon), Eastern Daylight Time, on June 2, 2015;

•	By telephone: In the United States and Canada you can vote by telephone using a touch-tone phone by following the instructions on your proxy card or by calling 1.800.690.6903 (toll free) and following the instructions at any time prior to 12:00 p.m. (noon), Eastern Daylight Time, on June 2, 2015; or

•	By mail: You can submit your proxy by completing, signing and dating your proxy card and mailing it in the accompanying pre-addressed envelope. Instructions are also on the proxy card. Your proxy card must be received prior to 12:00 p.m. (noon), Eastern Daylight Time, on June 2, 2015.

If you vote your shares over the Internet or telephone, you should not return a proxy card by mail (unless you are revoking your previous proxy).

What Is the Voting Requirement To Approve the Proposals?

If there is a quorum, nominees for election to the Board who receive the affirmative vote of a majority of the votes cast will be elected as members of our Board of Directors for the upcoming three-year term. This means that a majority of votes cast "for" the election of a nominee must exceed the number of votes cast "against" the nominee's election. Each of the other matters identified in the Notice of Meeting will be approved if it receives the affirmative vote of a majority of the votes cast on such matter. Any other matters properly proposed at the meeting, including a motion to adjourn the annual meeting to another time or place (including for the purpose of soliciting additional proxies), will also be determined by a majority of the votes cast, except as otherwise required by law or by Granite's Certificate of Incorporation, as amended, or bylaws.

If you hold shares through a broker, trust, bank or other nominee (i.e., in "street name"), and you do not provide your broker, trust, bank or other nominee with voting instructions, "broker non-votes" may occur. Generally, a broker non-vote occurs when a broker, trust, bank or other nominee who holds shares for a beneficial owner does not vote on a particular matter (i.e., a non-routine matter) because the broker, trust, bank or other nominee does not have discretionary voting power with respect to that matter and has not received instructions on such matter from the beneficial owner. Among our proposals, a broker, trust, bank or other nominee will have discretionary voting power only with respect to the proposal to ratify the appointment by the Audit/Compliance Committee of PricewaterhouseCoopers LLP as Granite's independent registered public accounting firm for the fiscal year ending December 31, 2015.

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How Are Votes Counted?

In the election of directors and all proposals you may vote "For," "Against" or "Abstain" with respect to each of the nominees and proposals. If you elect to abstain in the election of directors or any of the other matters identified in the Notice of Meeting, the abstention will not impact the outcome of these matters. In tabulating the voting results for the election of directors and such other matters, only "For" and "Against" votes are counted for purposes of determining whether a majority has been obtained. Abstentions and broker non-votes are not considered to be votes cast and therefore will have no effect on the outcome of the vote on any of these matters.

If you vote by proxy card, telephone or the Internet, your shares will be voted at the annual meeting in the manner you indicated. James H. Roberts and Laurel J. Krzeminski are officers of the Company and were named by our Board of Directors as proxy holders. They will vote all proxies, or record an abstention, in accordance with the directions on the proxy. If no contrary direction is given, the shares will be voted as recommended by the Board of Directors. This proxy statement contains a description of each item that you are to vote on along with our Board's recommendations. Below is a summary of our Board's recommendations:

•	For election of each of the two (2) director nominees;

•	For the approval of the compensation of the Named Executive Officers as disclosed in this proxy statement;

•	For the approval of the Granite Construction Incorporated Annual Incentive Plan;

•	For the approval of the Granite Construction Incorporated Long Term Incentive Plan; and

•	For the ratification of the appointment by the Audit/Compliance Committee of PricewaterhouseCoopers LLP as Granite's independent registered public accounting firm for the fiscal year ending December 31, 2015.

As to any other matter that may be properly proposed at the annual meeting, including a motion to adjourn the annual meeting to another time or place, the shares will be voted in the discretion of the persons named on your proxy card.

After I Vote by Proxy Can I Change or Revoke My Proxy?

You can change your vote or revoke your proxy at any time before the annual meeting. Shareholders, other than 401(k) Participants, may change their vote by: (i) voting again by telephone at any time prior to 11:59 p.m., Eastern Daylight Time, on June 3, 2015, if you originally voted by telephone, (ii) voting again by Internet at any time prior to 11:59 p.m., Eastern Daylight Time, on June 3, 2015, if you originally voted by Internet, or (iii) returning a later dated proxy card such that it is received prior to 11:59 p.m., Eastern Daylight Time, on June 3, 2015, if you voted by mail. Shareholders, other than 401(k) Participants, may revoke their proxy by filing with our Secretary a written revocation that is received by us before the polls close at the annual meeting. All 401(k) Participants may change their vote by: (i) voting again by telephone at any time prior to 12:00 p.m. (noon), Eastern Daylight Time, on June 2, 2015, if you originally voted by telephone, (ii) voting again by Internet at any time prior to 12:00 p.m. (noon), Eastern Daylight Time, on June 2, 2015, if you originally voted by Internet, or (iii) returning a later dated proxy card such that it is received prior to 12:00 p.m. (noon), Eastern Daylight Time, on June 2, 2015, if you voted by mail. Except for 401(k) Participants, shareholders may also change their vote or revoke their proxy by attending the annual meeting and voting in person if they are a shareholder of record.

If you hold your shares through a broker, bank, trust or other nominee, please refer to the information forwarded by your broker, bank, trust or other nominee for procedures on revoking your proxy.

Can I Vote at the Annual Meeting Instead of Voting by Proxy?

You may attend the annual meeting and, except for 401(k) Participants, vote in person instead of voting by proxy. However, even if you intend to attend the meeting we strongly encourage you to vote by Internet, telephone or mail prior to the meeting to ensure that your shares are voted. Although Granite's 401(k) Participants may attend the meeting, they cannot vote in person at the meeting.

What Constitutes a Quorum?

Granite's bylaws require a quorum to be present in order to transact business at the meeting. A quorum consists of a majority of the shares entitled to vote, either in person or represented by proxy. In determining a quorum, we count shares voted for or against, abstentions and broker non-votes as being present.

Who Supervises the Voting at the Meeting?

Granite's bylaws and policies specify that prior to the annual meeting management will appoint an independent Inspector of Elections to supervise the voting at the meeting and count the votes for each proposal following the closing of the polls at the annual meeting. The Inspector decides all questions as to the qualification of voters, the validity of proxy cards and the acceptance or rejection of votes. Before assuming his or her duties, the Inspector will take and sign an oath that he or she will faithfully perform his or her duties both impartially and to the best of his or her ability.

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How Can I Find Out the Voting Results?

We will announce preliminary voting results at the annual meeting, and final results will be published on a Form 8-K to be filed with the Securities and Exchange Commission (the "SEC") within four business days following the annual meeting. If the final results are not available at that time, we will provide preliminary results in the Form 8-K, and we will provide the final results in an amendment to the Form 8-K as soon as they become available.

Proposal 1: Election of Directors

The Board of Directors is divided into three classes. We keep the classes as equal in number as reasonably possible; however, the number of directors in a class depends on the total number of directors at any given time. Each director serves for a term of three years. The classes are arranged so that the terms of the directors in each class expire at successive annual meetings. This means that shareholders annually elect approximately one-third of the members of the Board. The Board currently consists of nine directors.

The terms of David H. Kelsey and James W. Bradford, Jr. will expire at the 2015 Annual Meeting. The Board has nominated David H. Kelsey and James W. Bradford, Jr. for new terms. If elected, each of the nominees will serve as a director until the 2018 Annual Meeting and until his successor is elected and qualified or he resigns or until his death, retirement or removal, or other cause identified in Granite's bylaws.

Management knows of no reason why any of these nominees would be unable or unwilling to serve. All nominees have accepted the nomination and agreed to serve as a director if elected by the shareholders. However, if any nominee should for any reason become unable or unwilling to serve between the date of the proxy statement and the annual meeting, the Board may designate a new nominee and the persons named as proxies will vote for that substitute nominee.

BOARD OF DIRECTORS RECOMMENDATION

The Board of Directors unanimously recommends a vote "FOR" each of the above-named nominees.

Director Qualifications

The following paragraphs provide information as of the date of this proxy statement about each director and director nominee. The information presented includes information each director or director nominee has given us about his/her age, all positions he/she holds with Granite, his/her principal occupation and business experience for the past five years, and the names of other publicly-held companies of which he/she currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding each director's and nominee's specific experience, qualifications, attributes and skills that led our Board to the conclusion the he/she should serve as a director, the Board also believes that all of our directors and nominees have a reputation for integrity, honesty and adherence to high ethical standards. The Board also believes that all of our directors have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to Granite and our Board.

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Nominees for Director with Terms Expiring at the 2018 Annual Meeting

David H. Kelsey	Director since 2003
Mr. Kelsey has served as Chief Financial Officer of Elevance Renewable Sciences, Inc., a privately-owned producer of high performance specialty chemicals and intermediate chemicals from natural oils, since August 2011. Prior to that, Mr. Kelsey served as Chief Financial Officer of Sealed Air Corporation, an S&P 500 manufacturer of specialty packaging for food and other protective applications, from January 2002 to August 2011. We believe that Mr. Kelsey’s experience as the chief financial officer of a major NYSE-listed company, as well as his in-depth knowledge and understanding of generally accepted accounting principles, experience in preparing, auditing and analyzing financial statements, understanding of internal control over financial reporting, and his understanding of audit committee functions qualify him to serve on our Board. Mr. Kelsey holds a B.S.E. degree in Civil and Geological Engineering from Princeton University and an M.B.A. degree from Harvard University Graduate School of Business. Age 64.

James W. Bradford, Jr.	Director since 2006
Mr. Bradford retired in June 2013 as Dean and Ralph Owen Professor for the Practice of Management at Vanderbilt University, Owen School of Management, in which capacities he served since 2005. Between 2002 and March 2005, Mr. Bradford served as Acting Dean, Associate Dean Corporate Relations, Clinical Professor of Management and Adjunct Professor at Vanderbilt University, Owen School of Management. He has also served as President and Chief Executive Officer of United Glass Corporation, and President and Chief Executive Officer of AFG Industries. Mr. Bradford is currently also a member of the boards of directors of Genesco, Inc., Clarcor, Inc., and Cracker Barrel Old Country Store, Inc. We believe that Mr. Bradford’s perspective as an academic, his experience in corporate compliance and governance matters and his knowledge of business strategies and financial matters, combined with his executive-level and legal experiences, qualify him to serve on our Board. Mr. Bradford holds a B.A. degree from the University of Florida and a J.D. degree from Vanderbilt University, and he has completed the Harvard Business School Advanced Management Program. Age 67.

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Continuing Directors with Terms Expiring at the 2016 Annual Meeting

William G. Dorey	Director since 2004
Mr. Dorey retired in August 2010 as the Chief Executive Officer and President of Granite, in which capacities he served since 2004 and 2003, respectively. Mr. Dorey joined Granite in 1968 and, prior to being named Chief Executive Officer and President, held a variety of executive-level positions with Granite throughout his career, including Chief Operating Officer, Executive Vice President, Senior Vice President and Branch Division Manager. During this time, Mr. Dorey developed an intimate knowledge of our business, employees, culture, competitors and the effect on our business of various government policies. Mr. Dorey is currently a member of the board of directors of Astec Industries, Inc. We believe that his long history and experience with Granite, and his in-depth knowledge of the construction industry, demonstrate that Mr. Dorey is well qualified to serve on our Board. Mr. Dorey holds a B.S. degree in Construction Engineering from Arizona State University. Age 70.

Rebecca A. McDonald	Director since 1994

Ms. McDonald retired in 2012 as Chief Executive Officer of Laurus Energy Inc., a position she has held since December 2008. She previously served as President, Gas and Power, BHP Billiton from March 2004 to September 2007. Ms. McDonald is currently a member of the boards of directors of Veresen, Inc., Aggreko and ITT Corporation. We believe that Ms. McDonald’s executive-level experience and her wealth of knowledge of business systems and operations qualify her to serve on our Board. Ms. McDonald holds a B.S. degree in Education from Stephen F. Austin State University. Age 62.

William H. Powell	Director since 2004

Mr. Powell retired in 2006 as Chairman and Chief Executive Officer of National Starch and Chemical Company, a position he had held since 1999, and has served as our Chairman of the Board since September 2009. Mr. Powell is currently a member of the boards of directors of PolyOne Inc. and FMC Corporation. Until June 2009, Mr. Powell was Chairman, Board of Trustees, of State Theatre Performing Arts Center in New Brunswick, New Jersey. We believe that Mr. Powell’s knowledge and experience as chief executive officer of a major global company qualify him to serve on our Board. Mr. Powell holds a B.A. degree in Chemistry and an M.S. in Chemical Engineering from Case Western Reserve University and an M.A. in Business Admin istration from the University of North Dakota. Age 69.

Claes G. Bjork	Director since 2006

Mr. Bjork retired in 2002 as Chief Executive Officer of Skanska AB, Sweden, one of the world’s largest construction companies, a position he had held since 1997. Prior to such time, Mr. Bjork held various executive and management positions within Skanska and served as Chairman of Scancem Cement. He is currently a member of the boards of directors of Consolidated Management Group and the Swedish American Chamber of Commerce, and he previously served on the board of Qlik Technologies, Inc. We believe that Mr. Bjork’s past experience as an executive with a major multi-national construction firm and his knowledge and understanding of the construction industry and Granite’s competitors and customers qualify him to serve on our Board. Mr. Bjork studied Civil Engineering in Sweden. Age 69.

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Continuing Directors with Terms Expiring at the 2017 Annual Meeting

Gary M. Cusumano	Director since 2005
Mr. Cusumano retired in 2006 as Chairman of The Newhall Land and Farming Company, a developer of new towns and master-planned communities in North Los Angeles County, in which capacity he served after The Newhall Land and Farming Company was acquired by Lennar and LNR Properties in 2004. Prior to the acquisition, he served as Chief Executive Officer and a director of the Newhall Land and Farming Company, which was traded on the New York Stock Exchange (“NYSE”). He is currently also a member of the boards of directors of Forest Lawn Memorial Parks and Mortuaries, Simpson Manufacturing Co. and the J.G. Boswell Co. We believe that Mr. Cusumano’s experience as chief executive officer and his expertise in the real estate development business qualify him to serve on our Board. Mr. Cusumano holds a B.S. degree in Economics from the University of California, Davis and is a graduate of the Sloan Program at the Stanford University Business School. Age 71.

James H. Roberts	Director since 2011
Mr. Roberts joined Granite in 1981 and has served in various capacities, including President and Chief Executive Officer since September 2010. He also served as Executive Vice President and Chief Operating Officer from September 2009 to August 2010, Senior Vice President from May 2004 to September 2009, Granite West Manager from February 2007 to September 2009, Branch Division Manager from May 2004 to February 2007, Vice President and Assistant Branch Division Manager from 1999 to 2004, and Regional Manager of Nevada and Utah Operations from 1995 to 1999. Mr. Roberts served as Chairman of The National Asphalt Pavement Association in 2006. We believe that Mr. Roberts’ knowledge of the construction industry, as well as his intimate knowledge of our business, employees, culture, and competitors, his understanding of the challenges and issues facing the Company and his insider’s perspective of the Company’s day-to-day operations and the strategic direction of the Company, qualify him to serve on our Board. He received a B.S.C.E. in 1979 and an M.S.C.E. in 1980 from the University of California, Berkeley, and an M.B.A. from the University of Southern California in 1981. He also completed the Stanford Executive Program in 2009. Age 58.

Gaddi H. Vasquez	Director since 2012
Mr. Vasquez has served as Senior Vice President of Government Affairs of Edison International and Southern California Edison, one of the nation’s largest investor owned utility companies principally serving Southern California, since 2013. Prior to that, Mr. Vasquez served as Senior Vice President of Public Affairs from 2010-2013, Vice President of Public Affairs from 2009-2010 and Division Vice President in Public Affairs at Southern California Edison from 1995-2002. Mr. Vasquez also served as executive Director of the Annenberg Foundation Trust at Sunnylands in 2009, as U.S. Ambassador to the United Nations Agencies based in Rome, Italy from 2006-2009, and as Director of the U.S. Peace Corps from 2002-2006. Mr. Vasquez is currently also a member of the National Advisory Board of the Salvation Army, a member of the board of directors the National Association of Latino Elected and Appointed Officials Educational Fund and a member of the board of governors of the California State University Foundation. We believe that Mr. Vasquez’s executive level experience and his experience in public service qualify him to serve on our Board. Mr. Vasquez holds a B.A. degree in Public Service Management from the University of Redlands. Age 60.

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Information About the Board of Directors and Corporate Governance

Committees of the Board

The following chart shows the standing committees of the Board of Directors, the current membership of the committees and the number of meetings held by each committee in 2014. The former Strategic Planning Committee was disbanded effective June 5, 2014 and the Committee’s responsibilities have reverted to the Board.

	Audit / Compliance	Compensation	Nominating and Corporate Governance	Executive
Claes G. Bjork (1)		✓	Chair	✓
James W. Bradford, Jr. (1)	✓	✓		✓
Gary M. Cusumano				✓
William G. Dorey (1)			✓	✓
David H. Kelsey (1)	Chair		✓
Rebecca A. McDonald (1)	✓	Chair		✓
William H. Powell (1)(2)		✓	✓	Chair
James H. Roberts				✓
Gaddi H. Vasquez (1)		✓	✓
Number of Meetings in 2014	9	6	5	7

(1) Independent directors.

(2) Chairman of the Board.

Audit/Compliance Committee

All members of the Audit/Compliance Committee are non-employee directors who are, and at all times during 2014 were, determined by the Board to be independent under the listing standards of the NYSE. Each member also satisfies the independence requirements for audit committee members of public companies established by the SEC. The Board has determined that Mr. Kelsey meets the criteria as an audit committee financial expert as defined by the SEC rules. The Board of Directors has also determined that all members of the Audit/Compliance Committee are financially literate as required by the listing standards of the NYSE. The Audit/Compliance Committee has direct responsibility for risk oversight related to accounting matters, financial reporting, and enterprise, legal and compliance risks. A more complete description of the risk responsibility, functions and activities of the Audit/Compliance Committee can be found under "Board Leadership Structure and its Role in Risk Oversight" on page 11 of this proxy statement and in "Report of the Audit/Compliance Committee" on page 40, as well as in the Audit/Compliance Committee charter. You can view and print the Audit/Compliance Committee charter on Granite's website. See "Granite Website" on page 14.

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Compensation Committee

All current members of the Compensation Committee are non-employee directors who are, and at all times during 2014 were, determined by the Board to be independent under the listing standards of the NYSE. The Compensation Committee reviews and approves all aspects of compensation for our directors, our Chief Executive Officer and our other executive officers. In addition, the Compensation Committee is responsible for risks related to employment policies and our compensation and benefit systems, including consideration of whether any risks associated with such policies and systems are likely to have a material adverse effect on Granite. The Compensation Committee also reviews our overall compensation plans and strategies and makes recommendations to the Board for their consideration and approval. The Chief Executive Officer attends Compensation Committee meetings and recommends annual salary levels, incentive compensation and payouts for other executive officers for the Compensation Committee's approval. The Compensation Committee also administers the 2012 Equity Incentive Plan and the Amended and Restated 1999 Equity Incentive Plan, as amended (the "1999 Equity Plan"), with respect to persons subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In the case of awards intended to qualify for the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), the Annual Incentive Plan, the Long Term Incentive Plan, the 2012 Equity Incentive Plan and the 1999 Equity Plan are administered only by the Compensation Committee, which includes at least two "outside directors" within the meaning of Section 162(m). If you desire additional information concerning the Compensation Committee, you can read the Compensation Committee charter on Granite's website. See "Granite Website" on page 14.

Nominating and Corporate Governance Committee

All current members of the Nominating and Corporate Governance Committee are non-employee directors who are, and at all times during 2014 while serving on the Nominating and Corporate Governance Committee were, determined by the Board to be independent under the listing standards of the NYSE. The Nominating and Corporate Governance Committee recommends and nominates persons to serve on the Board. The Nominating and Corporate Governance Committee also develops and recommends corporate governance principles and practices to the Board and oversees the annual evaluations of the Board and certain senior executive officers of the Company. Additionally, the Nominating and Corporate Governance Committee oversees risks associated with our Corporate Governance Guidelines and Policies and Code of Conduct. The Nominating and Corporate Governance Committee's policy for considering director candidates, including shareholder recommendations, is discussed in more detail below under the heading "Board of Directors' Nomination Policy." This policy and the Nominating and Corporate Governance Committee charter are available on Granite's website. See "Granite Website" on page 14.

Executive Committee

The Executive Committee's responsibility is to carry out the powers and authority of the Board in the management of Granite's business within limits set by the Board. The Executive Committee also meets regularly to consider the approval of certain large project bidding decisions, as well as to assess and monitor ongoing risks and contingencies related to large projects. The scope of the Executive Committee's authority is determined in accordance with the "Delegation of Authority and Policy" as adopted and revised from time to time by the Board.

Role of the Compensation Consultant

During 2014, the Compensation Committee directly retained the services of Mercer (US) Inc. ("Mercer"), a wholly-owned subsidiary of Marsh & McLennan Companies, Inc., to provide advice and recommendations to the Compensation Committee on executive officer and Board of Director compensation programs. Mercer's fees for executive compensation consulting to the Committee in 2014 were $ 174,227.

During 2014, Mercer provided the following services to the Compensation Committee related to executive officer compensation:

•	Attended meetings of the Compensation Committee as the Committee’s advisor.

•	Evaluated the competitive positioning of Granite’s executive officers' base salaries, annual incentive and long-term incentive compensation relative to our peer companies;

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•	Advised on target award levels within the annual and long-term incentive program and, as needed, on actual compensation actions;

•	Assessed the alignment of executive officer compensation levels relative to our performance against Granite's peer companies and relative to the Compensation Committee's articulated compensation philosophy;

•	Provided advice on the design of Granite's annual and long-term incentive plans;

•	Advised on the performance measures and performance targets for the annual and long-term incentive programs;

•	Assisted with the preparation of the "Compensation Discussion and Analysis" for this proxy statement;

•	Assessed the potential for material risk within Granite's compensation policies and practices for all employees, including executive officers.

During 2014, management retained the services of Mercer to provide compensation consulting, employee communications consulting, and the management, recordkeeping and trustee services for its 401(k) Plan and Employee Stock Ownership Plan (ESOP). The aggregate fees paid for these other services in 2014 were $474,888, of which Granite paid $219,665. The remaining fees were paid by 401(k) Participants or funds that serve the 401(k) Plan.

Based in part on the policies and procedures Mercer and the Compensation Committee have in place, the Compensation Committee believes that the advice it receives from the executive compensation consultant, a Mercer representative, is objective and not influenced by Mercer's or its affiliates' relationships with Granite. These policies and procedures include:

•	The executive compensation consultant receives no incentive or other compensation based on the fees charged to Granite for other services provided by Mercer or any of its affiliates;

•	The executive compensation consultant is not responsible for selling other Mercer or affiliate services to Granite;

•	Mercer's professional standards prohibit the executive compensation consultant from considering any other relationships Mercer or any of its affiliates may have with Granite in rendering his or her advice and recommendations;

•	The Compensation Committee has the sole authority to retain and terminate the executive compensation consultant;

•	The executive compensation consultant has direct access to the Compensation Committee without management intervention;

•	The Compensation Committee evaluates the quality and objectivity of the services provided by the executive compensation consultant each year and determines whether to continue to retain the consultant; and

•	The protocols for the engagement (described below) limit how the executive compensation consultant may interact with management.

In retaining Mercer, the Compensation Committee considered the six factors set forth in Section 10C-1(b)(4)(i) through (v) of the Exchange Act, and concluded that no conflict of interest exists that would prevent Mercer from serving as an independent compensation consultant to the Compensation Committee.

While it is necessary for the executive compensation consultant to interact with management to gather information, the Compensation Committee has adopted protocols governing if and when the executive compensation consultant's advice and recommendations can be shared with management. These protocols are included in the Compensation Committee’s engagement letter with Mercer. The Compensation Committee also determines the appropriate forum for receiving the executive compensation consultant's recommendations. Where appropriate, management invitees are present to provide context for the recommendations.

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The Lead Director and Executive Sessions

Our bylaws provide that in the event the Chairman of the Board does not meet the independence requirements of the rules and regulations of the SEC and the listing standards of the NYSE, the directors shall elect a Lead Director to serve for a two-year term or until such time, if earlier, at which an independent Chairman is elected. Because William H. Powell, the current Chairman of the Board, is an independent director, we currently do not have a Lead Director. In his capacity as Chairman, Mr. Powell chairs all Board meetings and presides over all executive sessions of the non-employee members of the Board.

Board Leadership Structure and Its Role in Risk Oversight

The Board of Directors has determined that having an independent director serve as the Chairman of the Board is in the best interest of Granite and its shareholders at this time. The Board believes that having a strong independent director serve as Chairman promotes greater oversight of Granite by the independent directors and provides for greater management accountability going forward. The structure ensures more active participation by the independent directors in setting the Board's agenda and establishing the Board's priorities. However, the Board, in accordance with its Corporate Governance Guidelines and Policies, retains the flexibility to decide, as new circumstances arise, whether or not to combine or separate the position of Chairman and Chief Executive Officer.

As with all companies, we face a variety of risks in our business. Our Board of Directors is responsible for oversight of our Company's risks and effective risk management is a top priority of the Board and management. The Board believes that having a system in place for risk management and implementing strategies responsive to our risk profile and exposures will adequately identify in a timely manner our material risks. In order to more efficiently manage these risks, the Board has delegated certain risk management oversight responsibilities to relevant Board committees, as follows below.

The Audit/Compliance Committee has the direct responsibility for risk oversight relating to accounting matters, financial reporting and enterprise, legal and compliance risks. Our Chief Financial Officer (who is responsible for managing the risk management function), General Counsel (who serves as our Corporate Compliance Officer), Director of Internal Audit, management and independent registered public accounting firm, PricewaterhouseCoopers, LLP, all report directly to, and meet with, the Audit/Compliance Committee on a regular basis. The Audit/Compliance Committee and the Board also meet periodically with management to review Granite's major financial risk exposures and the steps that management has taken to monitor and control such exposures, which include Granite's risk assessment and risk management policies.

The Executive Committee is responsible for overseeing management's efforts to assess risks related to the decision to bid on large projects and monitor ongoing risks and contingencies related to those projects. The Compensation Committee is responsible for overseeing risks related to employment policies and our compensation and benefits systems, and the Nominating and Corporate Governance Committee oversees risks associated with our Corporate Governance Guidelines and Policies and Code of Conduct, including compliance with listing standards for independent directors and committee assignments. The committee chairs report on risk related matters to the full Board from time to time as appropriate.

Board of Directors' Nomination Policy

Evaluation Criteria and Procedures

Members of the Board of Directors of Granite are divided into three classes and are nominated for election for staggered three-year terms. The Board, its members, its committee structure, its governance performance and its overall performance are continuously reviewed. Included in this review is a careful evaluation of the diversity of skills and experience of Board members weighed against Granite's current and emerging operating and strategic challenges and opportunities. The Board of Directors makes every effort to nominate individuals who bring a variety of complementary skills and, as a group, possess the appropriate skills and experience to oversee our business. Accordingly, although diversity is a consideration in the nominating and evaluation process, the Nominating and Corporate Governance Committee and the Board of Directors do not have a formal policy with respect to the consideration of diversity. Evaluations are made on the basis of observations and interviews with management and with Board members conducted annually by the Nominating and Corporate Governance Committee.

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Current Board members whose performance, capabilities, and experience meet Granite's expectations and needs are nominated for re-election in the year of their respective term's completion. In accordance with Granite's Corporate Governance Guidelines and Policies, Board members will not stand for re-nomination and no proposed candidate will be re-nominated if the nominee’s 72nd birthday occurs prior to the annual meeting of shareholders in the year of re-nomination or nomination. Moreover Directors will retire no later than the first annual meeting of shareholders immediately following their 72nd birthday.

Each member of the Board of Directors must meet a set of core criteria, referred to as the "three C's": Character, Capability and Commitment. Granite was founded by persons of outstanding character, and it is Granite's intention to ensure that it continues to be governed by persons of high integrity and worthy of the trust of its shareholders. Further, Granite intends to recruit and select persons whose capabilities, including their educational background, their work and life experiences, and their demonstrated records of performance will ensure that Granite's Board will have the balance of expertise and judgment required for its long-term performance and growth. Finally, Granite will recruit and select only those persons who demonstrate they have the commitment to devote the time, energy, and effort required to guarantee Granite will have the highest possible level of leadership and governance.

In addition to the three C's, the Board recruitment and selection process assures that the Board composition meets all of the relevant standards for independence and specific expertise. For each new recruitment process, a set of specific criteria is determined by the Nominating and Corporate Governance Committee with the assistance of the Chairman of the Board and an executive search firm, if the Committee deems engagement of such a firm appropriate. These criteria may specify, for example, the type of industry or geographic experience that would be useful to maintain and improve the balance of skills and knowledge on the Board. After the search criteria are established, an executive search firm is typically engaged to use its professional skills and its data sources and contacts, including current Granite Board members and officers, to seek appropriate candidates. The credentials of a set of qualified candidates provided by the search process are submitted for review by the Nominating and Corporate Governance Committee, the Chairman of the Board and senior officers. Based on this review, the Nominating and Corporate Governance Committee invites the top candidates for personal interviews with the Nominating and Corporate Governance Committee and Granite's executive management team.

Normally, the search, review and interview process results in a single nominee to fill a specific vacancy. However, a given search may be aimed at producing more than one nominee and the search for a single nominee may result in multiple candidates of such capability and character that might be nominated and the Board may be expanded accordingly.

It is Granite's intention that this search and nomination process consider qualified candidates referred by a wide variety of sources, including all of Granite's constituents - its customers, employees and shareholders and members of the communities in which it operates. The Nominating and Corporate Governance Committee is responsible for assuring that relevant sources of potential candidates have been appropriately canvassed.

Shareholder Recommendation and Direct Nomination of Board Candidates

Consistent with our bylaws and the Nominating and Corporate Governance Committee charter, Granite will review and consider for nomination any candidate for membership to the Board recommended by a shareholder, utilizing the same evaluation criteria and selection process described above. The Committee will consider nominees to the Board recommended by shareholders so long as the shareholder gives timely notice in writing of his or her recommendation. To be timely, a shareholder recommendation for a director to be elected at the 2016 Annual Meeting of Shareholders must be received at Granite's principal office, addressed to the Corporate Secretary, on or before December 23, 2015.

In addition, Granite's bylaws provide that any shareholder entitled to vote in the election of directors may directly nominate a candidate or candidates for election at a meeting provided that timely notice of his or her intention to make such nomination is given. To be timely, a shareholder nomination for a director to be elected at an annual meeting must be received at Granite's principal office, addressed to the Corporate Secretary, not less than 120 days prior to the first anniversary of the date the proxy statement for the preceding year's annual meeting of shareholders was released to shareholders and must contain the information specified in our bylaws. If no meeting was held in the previous year, the date of the annual meeting is changed by more than 30 calendar days from the previous year, or in the event of a special meeting, to be on time, the notice must be delivered by the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public announcement of the date of the meeting was made.

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To be timely, a shareholder nomination for a director to be elected at the 2016 Annual Meeting of Shareholders must be received at Granite's principal office, addressed to the Corporate Secretary, on or before December 23, 2015. For further information, see "Shareholder Proposals to be Presented at the 2016 Annual Meeting of Shareholders" on page 49.

Director Independence

Under the listing standards of the NYSE, a director is considered independent if the Board determines that the director has no material relationship with Granite. In determining independence, the Board considers pertinent facts and circumstances including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. The Board follows these guidelines, established by the NYSE, when assessing the independence of a director:

•	A director who, within the last three years is, or has been, an employee of Granite or whose immediate family member is, or has been within the last three years, an executive officer of Granite, may not be deemed independent until three years after the end of such employment relationship. Employment as an interim Chairman or Chief Executive Officer or other executive officer shall not disqualify a director from being considered independent following that employment.

•	A director who has received, or has an immediate family member who has received, during any twelve-month period within the last three years more than $120,000 in direct compensation from Granite, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), may not be deemed independent. Compensation received by a director for former service as an interim Chairman or Chief Executive Officer or other management and compensation received by an immediate family member for service as an employee of Granite (other than an executive officer) will not be considered in determining independence under this test.

•	The following directors may not be deemed independent: (A) a director who is a current partner or employee of a firm that is Granite's internal or external auditor; (B) a director who has an immediate family member who is a current partner of such a firm; (C) a director who has an immediate family member who is a current employee of such a firm and who personally works on Granite's audit; or (D) a director or immediate family member who was within the last three years a partner or employee of such a firm and personally worked on Granite's audit within that time.

•	A director who or whose immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of Granite's present executive officers at the same time serves or served on that company's compensation committee may not be deemed independent.

•	A director who is a current employee or whose immediate family member is a current executive officer of a company that has made payments to, or received payments from, Granite for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues for that fiscal year may not be deemed independent.

The Board reviews the independence of all non-employee directors every year. For the review, the Board relies on information from responses to questionnaires completed by directors and other sources. Directors are required to immediately inform the Nominating and Corporate Governance Committee of any material changes in their or their immediate family members' relationships or circumstances that could impact or change their independence status.

During 2014, the following non-employee directors were determined to be independent under the listing standards of the NYSE: Claes G. Bjork, James W. Bradford, Jr., William G Dorey, David H. Kelsey, Rebecca A. McDonald, William H. Powell and Gaddi H. Vasquez.

Board and Annual Shareholder Meeting Attendance

During 2014, the Board of Directors held six regular meetings. Each of the directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of any committee(s) on which he or she served. Except for irreconcilable conflicts, directors are expected to attend the annual meeting of shareholders. The annual meeting attendance policy is a part of Granite's Board of Directors Corporate Governance Guidelines and Policies and is posted on Granite's website. See "Granite Website" on page 14. All nine directors then in office attended Granite's 2014 Annual Meeting of Shareholders.

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Communications with the Board

Any shareholder or other interested party wishing to communicate with the Board of Directors, or any particular director, including the Chairman of the Board or the Lead Director, if there is one, can do so by following the process described in the Communications with the Board of Directors Policy. The policy is posted on Granite's website. See "Granite Website" on page 14.

Corporate Governance Guidelines and Policies

Granite's Board of Directors is subject to the Board of Directors Corporate Governance Guidelines and Policies. The Board of Directors Corporate Governance Guidelines and Policies is available on our website. See "Granite Website" on page 14.

Code of Conduct

Granite's Code of Conduct applies to all Granite employees, including the Chief Executive Officer and the Chief Financial Officer, and to all directors, including the Chairman of the Board. The Code of Conduct is available on Granite's website. We will also post any amendments to the Code of Conduct, or waivers of the application of provisions of the Code of Conduct to any of our directors or executive officers, on our website. See "Granite Website" on page 14.

Granite Website

The following charters and policies are available on Granite's website at www.graniteconstruction.com at the "Investors" site, then under "Corporate Governance": the Audit/Compliance Committee Charter, the Nominating and Corporate Governance Committee Charter, the Compensation Committee Charter, the Board of Directors Corporate Governance Guidelines and Policies, the Board of Directors' Nomination Policy, and the Communication with the Board of Directors Policy. You can also obtain copies of these charters and policies, without charge, by contacting Granite's Investor Relations Department at 831.724.1011. The Code of Conduct is available on Granite's website at www.graniteconstruction.com at the "Our Company" site under "Code of Conduct." You can obtain a copy of the Code of Conduct and any amendments to the Code of Conduct, without charge, by contacting Granite's Human Resources Department at 831.724.1011.

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Executive and Director Compensation and Other Matters

Compensation Discussion and Analysis

Objective of the Compensation Program

The market for executive talent is highly competitive and the objective of our executive compensation program is to attract and retain talented, creative, and experienced executives with the skills and leadership qualities necessary to compete in the marketplace, deliver consistent financial performance and grow shareholder value. The Compensation Committee believes that an effective way to enhance Granite's performance is through variable compensation structured to align with the Company’s short and long-term performance objectives. Key elements of the program are as follows:

•	Market competitive base salaries at the 50th percentile of comparable positions in the market as the goal;

•	Actual pay levels reflecting market data, individual experience, tenure and ability to impact business and financial results;

•	Short-term and long-term goals aligned with the best interests of shareholders, with cash and stock-based incentives earned upon the attainment of pre-established financial and safety goals;

•	A comprehensive benefits program which is available to all salaried employees and includes: medical, dental, vision, life, accidental death and dismemberment insurance, short-term and long-term disability insurance, paid vacation, holiday pay; and

•	Eligibility, along with other management employees, to participate in our Non-Qualified Deferred Compensation Program.

Executive Officer Compensation Program

During fiscal year 2014, we conducted our annual “Say on Pay” shareholder advisory vote, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Securities Exchange Commission (“SEC”) rules. This resulted in the approval of our 2013 compensation of the Named Executive Officers by approximately 94% of the votes cast. The Compensation Committee considers these voting results when planning compensation for subsequent years. In addition to this endorsement by our shareholders of our executive compensation programs and practices, management values the views of our largest institutional shareholders and proxy advisory firms on our compensation practices and disclosures.

The key components of the 2014 program for compensating our Named Executive Officers are as follows:

•	Adjustments to align total direct compensation closer with market median levels if deemed necessary by the Compensation Committee;

•	An Annual Incentive Plan (“AIP”) with Net Income, Operating Income and Safety as the key performance measures;

•	A Long-Term Incentive Plan (“LTIP”) that includes a performance-based component and a service-based component. The LTIP performance measure is Relative Total Shareholder Return (“TSR”); and

•	Stock ownership guidelines.

The specific provisions of the compensation opportunity, plan design, and performance objectives are described in greater detail in the remainder of this Compensation Discussion and Analysis.

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Role of the Compensation Committee and Chief Executive Officer in Determining Executive Compensation

The Compensation Committee is actively engaged in the design and approval of all elements of the compensation program for our executive officers. Compensation and potential payouts are determined with assistance and recommendations from the compensation consultant as discussed below. The Compensation Committee determines the compensation of the Chief Executive Officer. The annual salary levels, incentive compensation targets and potential payouts of the other executive officers are reviewed and approved by the Compensation Committee based on recommendations of the Chief Executive Officer and the compensation consultant. See "Information About the Board of Directors and Corporate Governance — Committees of the Board — Compensation Committee" on page 9.

Role of the Compensation Consultant

The Compensation Committee has retained Mercer as its compensation consultant to provide information, analysis, and advice with regard to executive officer compensation. Representatives of the compensation consultant attend Compensation Committee meetings and provide guidance and expertise on competitive pay practices and plan designs that are consistent with the key objectives of the compensation program. See "Information About the Board of Directors and Corporate Governance — Role of the Compensation Consultant" on page 9.

Annual Risk Assessment

The Compensation Committee annually reviews the balance between risk and reward in the design of the Executive Officer and employee incentive compensation programs.  The AIP and LTIP utilize a portfolio of performance metrics across the company designed to balance short and long-term financial objectives and generate shareholder value. Performance goals are set as a range for each objective with a maximum payout opportunity assigned to each performance goal.  The Compensation Committee carefully reviews incentive plan goals to ensure the appropriate levels of difficulty, and reviews Granite and its peer groups’ financial performance to ensure performance goals and payout opportunities are appropriately calibrated.  The performance measures, maximum payout opportunities and the calibration of achievability of incentive plan goals are all designed to help ensure that the incentive plans appropriately balance risk and reward, limiting excessive risk-taking and the potential for windfall payouts.

Market Data Considered in Determining Executive Compensation

The Compensation Committee reviews available industry compensation data to establish competitive compensation levels which will reward our executive officers if performance targets are achieved. Benchmark data is obtained from a single peer group consisting of fourteen public companies representing the construction, engineering and construction materials industries.

In 2014, the Compensation Committee determined that industry-specific companies are the most appropriate source of benchmark data. The industry peer group was expanded to fourteen companies to ensure robustness of that data source, and the use of a secondary broader industrial data source for benchmarking purposes was discontinued.

The data from the peer group of fourteen public companies is used by the Compensation Committee to establish base salary, target total cash and long-term incentive compensation levels. The Committee also determined that, beginning with the 2014 - 2016 performance period, this expanded industry peer group would be the most appropriate comparative group for measuring relative Total Shareholder Return performance. See “Long Term Incentive Compensation – Performance Awards” on page 23.

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Peer Group of Public Companies

The fourteen public companies selected for the peer group are in the construction, engineering and/or construction materials industries and compete for executive talent in the same market as Granite. The table below names each of the companies and its respective annual revenues and total assets for its 2014 fiscal year.

Company Name	Revenues ($ Millions)	Total Assets ($ Millions)
URS Corporation(1)	$10,991	$8,718
AECOM Technology Corporation	$8,356	$6,123
Quanta Services, Inc.	$7,851	$6,312
EMCOR Group, Inc.	$6,425	$3,389
MasTec, Inc.	$4.615	$3,558
Tutor Perini Corporation	$4,492	$3,773
Foster Wheeler AG(1)	$3,306	$2,740
Vulcan Materials Company	$2,994	$8,062
Martin Marietta Materials, Inc.	$2,958	$7,464
Primoris Services Corporation	$2,086	$1,111
Dycom Industries, Inc.	$1,812	$1,212
Aegion Corporation	$1,331	$1,296
MYR Group, Inc.	$944	$520
Layne Christensen Company	$859	$647

(1) Company delisted due to acquisition during 2014. (2013 fiscal year data shown)

Granite's fiscal 2014 revenues and total assets at December 31, 2014 were $2,275,270 and $1,620,494, respectively.

Compensation Elements

Base Salaries

Effective January 1, 2014, Mr. Richards’ base salary increased from $350,000 to $375,000. The increase was supported by market data from Granite’s 2013 peer group as shown in the table below, and reflects Mr. Richards’ increased tenure and performance in the Senior Vice President and Northwest Group Manager position. No other changes to the base salaries of our Named Executive Officers were made for 2014.

For amounts paid as base salary during 2014, see the Summary Compensation Table appearing on page 29.

Base Salary Positioning Chart

Named Executive Officer	Title During 2014	2014 Base Salary	2013 Peer Group Median	% Variance
James H. Roberts	President & Chief Executive Officer (CEO)	$750,000	$979,000	(31%)
Laurel J. Krzeminski	Senior Vice President & Chief Financial Officer (CFO)	$450,000	$465,000	(3%)
Michael F. Donnino	Senior Vice President & Large Projects Group Manager	$475,000	$518,000	(9%)
James D. Richards	Senior Vice President & Northwest Group Manager	$375,000	$518,000	(38%)
Patrick B. Kenny	Senior Vice President & Kenny Group Manager	$360,000	$518,000	(44%)
Thomas S. Case(1)	Senior Vice President & Operations Services Group Mgr.	$400,000	$518,000	(30%)

(1) Mr. Case ceased to serve as an executive officer of Granite effective November 30, 2014.

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Annual Incentive Compensation

The Named Executive Officers participate in the AIP pursuant to which annual incentive compensation is determined by overall company performance and/or applicable group performance. As described in more detail below, each Named Executive Officer's targeted annual incentive opportunity is expressed as a percentage of base salary. Maximum cash payouts cannot exceed the lesser of three times the target opportunity (rounded to the nearest $1,000) or $2,500,000.

Annual Incentive Opportunity

		Annual Incentive Opportunity(1)
	2014	% of Base Salary	($)
Named Executive Officer	Base Salary	Target	Target	Maximum
James H. Roberts	$750,000	115%	$862,500	$2,500,000
Laurel J. Krzeminski	$450,000	75%	$337,500	$1,014,000
Michael F. Donnino	$475,000	75%	$356,250	$1,068,000
James D. Richards	$375,000	75%	$281,250	$843,000
Patrick B. Kenny	$360,000	60%	$216,000	$648,000
Thomas S. Case(2)	$400,000	75%	$300,000	$900,000

(1) The “target” annual incentive opportunity is competitive with those offered by peer group companies, and is the basis for establishing the maximum annual incentive.

(2) Mr. Case ceased to serve as an executive officer of Granite effective November 30, 2014. As a result, Mr. Case’s 2014 Annual Incentive Opportunity was forfeited.

2014 Annual Incentive Plan

Effective January 1, 2014, the Compensation Committee approved changes to the 2014 Annual Incentive Plan. These changes were implemented to support realignment of the organizational structure and reward increases in profitability. The 2014 plan introduced changes to the AIP funding approach so that individual awards are based on a pre-determined percentage (or funding ratio) of Company Net Income and/or Group Operating Income.

Named Executive Officer bonuses incorporate two funding ratio levels. The initial funding ratio applies once Company Net Income and/or Group Operating Income achieve “threshold” performance levels. A higher funding ratio level is applied once financial performance is at or above “expectations” performance levels for Company Net Income and/or Group Operating Income. The “expectations” performance levels of Company Net Income and Group Operating Income are typically greater than budgeted amounts and are intended to encourage plan participants to deliver superior financial performance. No funding of individual bonuses will occur if the performance of the Company and/or Group is below the specified “threshold” level of performance.

2014 Annual Incentive Plan Performance Measure Definitions

•	Company Net Income (“NI”)

Company Net Income is actual consolidated net income for Granite Construction Incorporated calculated in accordance with GAAP;

•	Company Pre-Bonus Net Income

Company Pre-Bonus Net Income is defined as Company Net Income before the cost of annual incentive plan cash bonuses which are calculated based on Company performance;

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•	Operating Income (“OI”)

Operating Income is actual operating income for the applicable Group calculated in accordance with GAAP, excluding allocated SG&A;

•	Operating Profit (“OP”)

Operating Profit is defined as Operating Income after the cost of pre-bonus allocated SG&A and before the cost of annual incentive plan cash bonuses which are calculated based on the performance of the applicable Group;

•	Safety

Granite uses the OSHA Recordable Incident Rate (“ORIR”), a nationally recognized metric, to benchmark its safety performance against the construction industry. ORIR tracks all injuries serious enough to require OSHA documentation (i.e., those that result in medical treatment, restricted duty or lost time) and represents the number of events per 100 full-time employees. It is calculated by multiplying the number of OSHA recordable injuries (total injuries or lost time injuries) by 200,000 (2,000 hours per employee per year x 100 employees) and dividing by the total number of hours of employee exposure. The ORIR target and payout levels are reviewed and approved annually by the Compensation Committee.

2014 Annual Incentive Plan Company and Group Funding Ratios

Funding ratios are individualized to account for the Named Executive Officer’s respective roles and responsibilities. Mr. Roberts, Ms. Krzeminski, and Mr. Case’s bonus opportunities are based on Company financial performance. Messrs. Donnino, Richards, and Kenny have two funding ratios with a larger ratio tied to their Group’s performance and a smaller ratio tied to overall Company performance. This is intended to relate bonus opportunities for Messrs. Donnino, Richards, and Kenny to both their Group’s performance as well as the overall results of the Company. Bonuses are adjusted based on a safety multiplier from -10% to +10%, with safety at target performance resulting in no adjustment.

Company Bonus Funding Ratios

(Percentage of Company Pre-Bonus Net Income)

Named Executive Officer	Company Net Income At or Above Threshold	Company Net Income At or Above Expectations
James H. Roberts	1.100%	1.650%
Laurel J. Krzeminski	0.440%	0.660%
Michael F. Donnino	0.100%	0.150%
James D. Richards	0.100%	0.150%
Patrick B. Kenny	0.100%	0.150%
Thomas S. Case(1)	0.320%	0.480%

(1) Mr. Case ceased to serve as an executive officer of Granite effective November 30, 2014. As a result, Mr. Case’s 2014 Annual Incentive Opportunity was forfeited.

Group Bonus Funding Ratios

(Percentage of Group Operating Profit)

Named Executive Officer	Group Operating Income At or Above Threshold	Group Operating Income At or Above Expectations
Michael F. Donnino	0.600%	0.900%
James D. Richards	0.600%	0.900%
Patrick B. Kenny	0.600%	0.900%

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2014 Annual Incentive Plan Performance Objectives

At the beginning of the annual performance period (January 1st – December 31st), the Compensation Committee approved the 2014 AIP financial performance goals. Named Executive Officer annual incentive bonuses are funded once threshold performance levels are achieved. Higher funding levels are applied once performance is at or above expectations. Bonus payouts are calculated as a percentage of Company pre-bonus net income and Group operating profit.

Company Performance

	Net Income Threshold	Net Income Expectations
Granite Construction Incorporated	$19.1M	$50.0M

Group Performance

	Group Operating Income Threshold	Group Operating Income Expectations
Large Projects Group	$36.3M	$59.0M
Northwest Group	$29.4M	$45.0M
Kenny Group	$10.0M	$18.0M

Safety Multiplier

2014 Annual Incentive Plan bonus awards are subject to adjustment by a safety multiplier, which is calculated based on year-end safety results. Messrs. Roberts, Case and Ms. Krzeminski’s awards are subject to adjustment based on the overall safety results of the Company. Messrs. Donnino, Richards, and Kenny’s awards are subject to adjustment based upon both the overall safety results of the Company and of their assigned Groups.

The values of the 2014 AIP awards are subject to adjustment based on safety results as follows:

•	If Safety ORIR is 2.5 or more, or if an employee fatality occurred, the annual incentive performance award is multiplied by 90% and reduced accordingly.

•	If Safety ORIR is at the 1.7 target level, no adjustment is made.

•	If Safety ORIR is 1.5 or less, the annual incentive performance award is multiplied by 110% and increased accordingly.

•	Linear interpolation is used to determine the magnitude of the adjustment for Safety ORIR falling between 2.5 and 1.5.

2014 Company and Group Safety Goals

	Threshold	Target	Maximum
Safety ORIR	2.5	1.7	1.5
Multiplier	90%	100%	110%

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2014 Annual Incentive Plan Company and Group Performance Results and Bonus Payouts

2014 year-end Company and Group safety performance results were as follows:

2014 Safety Performance Results

	Company Safety ORIR Results	Company Safety Multiplier	Group Safety ORIR Results	Group Safety Multiplier
James H. Roberts	1.5	110%	-	-
Laurel J. Krzeminski	1.5	110%	-	-
Michael F. Donnino	1.5	110%	1.6	105%
James D. Richards	1.5	110%	1.3	110%
Patrick B. Kenny	1.5	110%	2.0	96.25%
Thomas S. Case(1)	1.5	110%	-	-

(1) Mr. Case ceased to serve as an executive officer of Granite effective November 30, 2014. As a result, Mr. Case’s 2014 Annual Incentive Opportunity was forfeited.

Based on actual performance, individual incentives earned by the Named Executive Officers were as follows:

2014 AIP Company Bonus Payouts

Named Executive Officer	Company Bonus Payout at Threshold	Company Bonus Payout at Expectations	Company Bonus Payout (before Safety Multiplier)	Company Safety Multiplier	Actual Company Payout
James H. Roberts	$221,100	$892,650	$284,488	110%	$312,937
Laurel J. Krzeminski	$88,440	$357,060	$113,795	110%	$125,175
Michael F. Donnino	$20,100	$81,150	$25,863	110%	$28,449
James D. Richards	$20,100	$81,150	$25,863	110%	$28,449
Patrick B. Kenny	$20,100	$81,150	$25,863	110%	$28,449
Thomas S. Case (1)	$64,320	$259,680	-	-	-

(1) Mr. Case ceased to serve as an executive officer of Granite effective November 30, 2014. As a result, Mr. Case’s 2014 Annual Incentive Opportunity was forfeited.

2014 AIP Group Bonus Payouts

Named Executive Officer	Group Bonus Payout at Threshold	Group Bonus Payout at Expectations	Group Bonus Payout (before Safety Multiplier)	Group Safety Multiplier	Actual Group Payout
Michael F. Donnino	$86,400	$347,400	$114,364	105%	$120,082
James D. Richards	$58,800	$236,700	$75,989	110%	$83,587
Patrick B. Kenny	$30,600	$122,400	$54,888	96.25%	$52,830

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2014 Actual AIP Total Bonus Payouts (1)

Named Executive Officer	Actual Company Bonus Payout	Actual Group Bonus Payout	Total Actual AIP Bonus Payout
James H. Roberts	$312,937	-	$312,937
Laurel J. Krzeminski	$125,175	-	$125,175
Michael F. Donnino	$28,449	$120,082	$148,531
James D. Richards	$28,449	$83,587	$112,036
Patrick B. Kenny	$28,449	$52,830	$81,279
Thomas S. Case(2)	-	-	-

(1) Represents the sum of 2014 Company bonus payouts and 2014 Group bonus payouts.

(2) Mr. Case ceased to serve as an executive officer of Granite effective November 30, 2014. As a result, Mr. Case’s 2014 Annual Incentive Opportunity was forfeited.

Long Term Incentive Compensation

In order to emphasize sustained long term performance, all Named Executive Officers participated in the 2014 LTIP. The Compensation Committee reviewed peer group compensation data for comparable positions and established incentive target opportunities which approximate peer group median compensation levels. The opportunities for the Named Executive Officers under the 2014 LTIP are presented below:

Named Executive Officer	2014 LTIP Incentive Target Opportunity
James H. Roberts	$1,700,000
Laurel J. Krzeminski	$550,000
Michael F. Donnino	$600,000
James D. Richards	$425,000
Patrick B. Kenny	$245,000
Thomas S. Case(1)	$425,000

(1) Mr. Case ceased to serve as an executive officer of Granite effective November 30, 2014. As a result, Mr. Case’s 2014 equity awards were forfeited.

Each Named Executive Officer’s target award is divided into two components – Performance Awards and Service Awards. The table below reflects the weighting of the two components:

LTIP Components Weighting

Weighting
Performance Award	66.7%
Service Award	33.3%
Total	100%

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Performance Awards

Payouts for the 2012 – 2014, and 2013 – 2015 performance periods are calculated based on Granite’s Total Shareholder Return rank relative to the companies in the Standard & Poor’s Construction Materials and Construction Equipment classification. The higher the overall performance ranking, the greater the payout percentage. These companies are listed below:

• Dycom Industries Inc.	• Aegion Corporation	• Shaw Group Inc.
• Emcor Group Inc.	• Jacobs Engineering Group Inc.	• Texas Industries
• Fluor Corp.	• Martin Marietta Materials	• URS Corp.
• Headwaters Inc.	• Quanta Services Inc.	• Vulcan Materials Co.

Total Shareholder Return performance for the 2014 - 2016 performance period is based upon Granite’s revised industry peer group of construction, engineering and construction materials companies approved by the Compensation Committee effective January 1, 2014.

Total Shareholder Return - Funding Mechanism

Rank	Payout (% of Target)
1 – 2 of 13	200%
3 of 13	180%
4 of 13	160%
5 of 13	140%
6 of 13	120%
7 of 13	100%
8 of 13	83.3%
9 of 13	66.7%
10 of 13	50%
11 – 13 of 13	0%

Total Shareholder Return Performance Calculation

Total Shareholder Return is calculated by dividing (i) the sum of the closing price on the last trading day of the performance period and all dividends and per-share cash equivalents paid during the performance period, by (ii) the closing price on the day before the first day of the performance period. Prior to 2013, Total Shareholder Return performance was measured in one, two and three year periods ending on December 31st of each year over the three-year performance period, with one third of the opportunity tied to performance in each of these performance periods. Accordingly, under the 2012 performance awards, the performance periods consisted of the year ending December 31, 2012, the two years ending December 31, 2013 and the three years ending December 31, 2014, with vesting and payment occurring in the following year. In alignment with the Compensation Committee goal that the Total Shareholder Return component of the LTIP be based on performance at the end of the full three-year measurement period, the 2013 and 2014 performance awards are calculated at the end of a three-year performance period. The 2013 performance awards will be calculated for the three-year period ending December 31, 2015 with vesting and payment the following year. The 2014 performance awards will be calculated for the three-year period ending December 31, 2016 with vesting and payment the following year.

Total Shareholder Return Performance Period	Award Opportunity	Payout Timing (if award earned based on performance)
January 1, 2012 – December 31, 2012	1/3rd of 2012 Performance Award	Q1 2013 (Award Complete)
January 1, 2012 – December 31, 2013	1/3rd of 2012 Performance Award	Q1 2014 (Award Complete)
January 1, 2012 – December 31, 2014	1/3rd of 2012 Performance Award	Q1 2015 (Award Complete)
January 1, 2013 – December 31, 2015	100% of 2013 Performance Award	Q1 2016
January 1, 2014 – December 31, 2016	100% of 2014 Performance Award	Q1 2017

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Service Awards

The service award was added to the LTIP based on the Compensation Committee’s belief that granting of Restricted Stock Unit awards assists in maintaining competitive levels of compensation, encourages the continued retention of key management and aligns the interest of Named Executive Officers with that of the shareholders. Service Awards vest ratably over three years.

2014 Performance Award Payouts

Total Shareholder Return Awards Earned in 2014 and Paid in 2015

Granite’s three-year Total Shareholder Return ranking as of December 31, 2014 for the performance period from January 1, 2012 through December 31, 2014 was 7 out of 13 companies, or 100% of the TSR target opportunity. See “Total Shareholder Return - Funding Mechanism” on page 23. The earned awards for the performance period are presented in the following table.

Performance Period January 1, 2012 – December 31, 2014

Named Executive Officer	Target TSR Incentive	Actual TSR Incentive	Restricted Stock Units Awarded(1)
James H. Roberts	$333,333	$333,333	12,665
Laurel J. Krzeminski	$122,210	$122,210	4,643
Michael F. Donnino	$133,333	$133,333	5,066
James D. Richards(2)	-	-	-
Patrick B. Kenny(2)	-	-	-
Thomas S. Case(3)	$122,210	-	-

(1) Awards are denominated as a cash value until earned based on performance. The number of restricted stock units awarded was calculated by dividing the actual long-term incentive value by $26.32, which was the average stock price over the first 30 days of January 2012.

(2) Messrs. Richards and Kenny were not eligible to participate in the 2012 Total Shareholder Return program.

(3) Mr. Case ceased to serve as an executive officer of Granite effective November 30, 2014. As a result, Mr. Case’s 2014 equity awards were forfeited.

Service Awards Paid in 2014

Named Executive Officer	Service Award	Restricted Stock Units Awarded(1)
James H. Roberts	$566,649	14,795
Laurel J. Krzeminski	$183,342	4,787
Michael F. Donnino	$200,003	5,222
James D. Richards	$141,672	3,699
Patrick B. Kenny	$81,656	2,132
Thomas S. Case(2)	$141,672	3,699

(1) The number of restricted stock units awarded was calculated by dividing the service award by the closing stock price of $38.30 on March 14, 2014.

(2) Mr. Case ceased to serve as a Named Executive Officer of Granite effective November 30, 2014. As a result, Mr. Case’s 2014 equity awards were forfeited.

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Policy Regarding Recovery of Award if Basis Changes Because of Restatement

If the basis upon which a previous compensation award was made is determined to have been in error due to a restatement of a prior year's financial results, it is Granite's policy to either recover the amount overpaid or to offset the overpayment against future incentive compensation earned. There were no adjustments to calculations that affected incentive compensation calculated or paid in 2014.

Stock Ownership Guidelines

Our Board of Directors has adopted Stock Ownership Guidelines to align the interests of Granite's executive officers with the interests of shareholders and to promote Granite's commitment to sound corporate governance. Executive officers are expected to own and hold a minimum number of shares of Granite common stock based on relevant market standards. Stock ownership guidelines are determined as a multiple of the executive officer's base salary, and are as follows:

•	Chief Executive Officer: 3 x annual base salary

•	Other Named Executive Officers: 2 x annual base salary

Minimum stock ownership levels are to be achieved within five years following the later of the May 13, 2009 adoption of the Stock Ownership Guidelines and the date an individual becomes an executive officer. Compliance with the guidelines is reviewed by the Compensation Committee on an annual basis. Shares that count toward the satisfaction of the guidelines include:

•	Shares owned outright by the executive officer or his or her immediate family members residing in the same household, whether held individually or jointly;

•	Shares represented by restricted stock awards or units where the restrictions have lapsed;

•	Shares held for the executive officer's account in the Granite Construction Incorporated Profit Sharing and 401(k) Plan (“401(k) Plan”); and

•	Shares held in trust for the benefit of the executive officer or his or her family.

Until the applicable guideline is achieved, the executive officer is required to retain an amount equal to 25% of net shares received as a result of the vesting of restricted stock or restricted stock units through Granite's stock incentive plans.

Stock Ownership

Named Executive Officer	Base Salary	Stock Ownership as Multiple of Base	Required Value of Stock Ownership	Date to be Achieved(1)	# Vested Shares Owned(2)	Value of Shares Owned(3)	Percentage of Attainment
James H. Roberts	$750,000	3 x	$2,250,000	May 2014	155,423	$5,526,065	246%
Laurel J. Krzeminski	$450,000	2 x	$900,000	Nov. 2015	29,602	$1,052,499	117%
Michael F. Donnino	$475,000	2 x	$950,000	May 2014	56,947	$2,024,751	213%
James D. Richards	$375,000	2 x	$750,000	Jan. 2018	9,314	$331,159	44%
Patrick B. Kenny	$360,000	2 x	$720,000	Jan. 2018	3,132	$111,358	15%

(1) To be achieved within five years after becoming a Named Executive Officer.

(2) As of January 1, 2015.

(3) Based on the 2014 annual average stock price of $35.56.

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The Company’s Insider Trading Policy, which applies to employees, officers and directors of the Company and their family members and affiliates, provides that such individuals are prohibited from engaging in hedging transactions involving the Company’s securities.

Non-Qualified Deferred Compensation (NQDC)

Granite offers its executive officers and other key executives participation in the Granite Construction Key Management Deferred Compensation Plan II (the "NQDC"), which:

•	Allows executive officers to defer up to 50% of their base compensation and up to 100% of their incentive compensation (cash and equity);

•	Allows participants to choose from a menu of investment options. Granite determines the investment options for the NQDC menu and may add or remove investment options based on a review of the performance of the particular investment;

•	Includes a Rabbi Trust, which provides participants a measure of added security that benefit obligations will be satisfied;

•	Includes an option under which participants can voluntarily direct Granite to purchase life insurance on their behalf and are eligible for a survivor benefit equal to one year's base salary payable in the event of death. The survivor benefit is payable only while the participant is employed with Granite.

Flexible Bonus Policy

The Compensation Committee has the authority to award discretionary bonuses to employees of the Company. In 2013, our Compensation Committee determined that it would be beneficial to define and limit its authority to award discretionary bonuses and adopted the Flexible Bonus Policy pursuant to which employees of the Company, including our Named Executive Officers, are eligible to receive a discretionary bonus, which may be based on Company performance, individual performance or such other factors as our Compensation Committee may consider appropriate. In determining Company performance, our Compensation Committee may consider the achievement of corporate financial, strategic and operational objectives including, but not limited to, revenue, income, and backlog. In determining individual performance, our Compensation Committee may consider the achievement of personal objectives including, but not limited to, business targets, budgetary targets, succession planning, and safety targets. The aggregate amount of any bonus or bonuses payable under the Flexible Bonus Policy to any one participant in any calendar year may not exceed $250,000. Our Compensation Committee believes that the flexible design of the Flexible Bonus Policy is necessary in order to consider the effects of unanticipated events and circumstances on the Company’s business or on a participant’s performance.

Other Compensation

The Named Executive Officers are eligible to participate in the 401(k) Plan. Granite provides matching contributions up to 3% of IRS qualified compensation. Mr. Roberts, Ms. Krzeminski and Mr. Donnino are required to maintain a $5,000,000 personal umbrella liability insurance policy to provide coverage while conducting company business. They are reimbursed for the costs incurred to purchase and maintain the required personal umbrella liability insurance policy. Mr. Roberts, Ms. Krzeminski and Mr. Donnino receive a $1,417 per month vehicle allowance which includes reimbursement for the personal umbrella liability insurance. Messrs. Richards and Kenny receive a $1,000 per month vehicle allowance.

Impact of Accounting and Tax Treatments of a Particular Form of Compensation

In connection with its determination of the various elements of compensation for our executive officers, the Compensation Committee takes into account the impact of Section 162(m) of the Internal Revenue Code on the deductibility of compensation for federal income tax purposes. Section 162(m) limits the deductibility of "nonperformance-based" compensation paid to our principal executive officer and our next four highest paid individuals, other than our principal financial officer, to $1 million annually. Some of the elements of our executive compensation package, including certain payments under our AIP, are intended to qualify as "performance-based" compensation, which is exempt from the limitation on deductibility under Section 162(m). The Compensation Committee has the discretion to design and implement elements of executive compensation that may not qualify as "performance based" compensation and to approve compensation packages for individual executive officers that may not be fully deductible.

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Change-in-Control Arrangements

All of our Named Executive Officers, along with 7 key employees approved by the Compensation Committee, are participants in the Executive Retention and Severance Plan. The purpose of the plan is to:

•	Provide an incentive to the existing management to continue their employment with Granite during the pendency of a potential change-in-control transaction; and

•	Attract and retain executives by reducing their concerns regarding future employment following a change-in-control.

The Executive Retention and Severance Plan originally provided that if a participant’s employment with Granite is terminated by Granite within three years after a "change-in-control" of Granite other than for cause, or if the participant resigns from such employment within three years after a “change-in-control” of Granite for "good reason," the participant would be entitled to the following benefits:

•	A lump sum payment equal to three times the participant’s annual base salary rate in effect immediately prior to the participant’s termination;

•	A lump sum payment equal to three times the average of the aggregate of all annual incentive bonuses earned by the participant for the three fiscal years immediately preceding the fiscal year of the change-in-control;

•	A lump sum payment equal to three times the average of the aggregate annual employer contribution, less applicable withholding, made on behalf of the participant for the three fiscal years preceding the fiscal year of the change-in-control to the 401(k) Plan, and any other retirement plan in effect immediately prior to the change-in-control;

•	A lump sum payment equal to three times the average annual premium cost for group health, life, and long-term disability benefits, provided for the three fiscal years preceding the fiscal year of termination;

•	Accelerated vesting of equity awards in accordance with the provisions contained in such plans; and

•	Reasonable professional outplacement services for the participant until the earlier of two years following the date of termination or the date on which the participant obtains employment.

Payments made to the terminated participant do not include tax gross-up payments, and are capped. The amount of the payment will not exceed, and will be reduced if required in order not to exceed, the "safe harbor" amount allowable under Section 4999 of the Internal Revenue Code, but only if the reduction would increase the net after-tax amount received by the participant.

In August, 2010, the Compensation Committee approved changes to the Executive Retention and Severance Plan that are believed to be in alignment with emerging best practices. The benefits provided to then-current participants under the Executive Retention and Severance Plan were not changed. Benefits to subsequent new participants will be dependent upon their level of responsibility within the organization and will include the following severance multiples:

Position	Severance Multiple
Chief Executive Officer	2.99 x
Chief Financial Officer	2 x
Other Senior Vice Presidents and Officers	1 x

•	A "change-in-control" is defined as (i) a merger, consolidation or acquisition of Granite where our shareholders do not retain a majority interest in the surviving or acquiring corporation; (ii) the transfer of substantially all of our assets to a corporation not controlled by Granite or its shareholders; or (iii) the transfer to affiliated persons of more than 30% of our voting stock, which leads to a change of a majority of the members of the Board of Directors; and

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•	"Good reason" means (i) a material diminution in the participant's authority, duties or responsibilities, causing the participant's position to be of materially lesser rank or responsibility within Granite or an equivalent business unit of its parent; (ii) a decrease in the participant's base salary rate; (iii) relocation of the participant's work place that increases the regular commute distance between the participant's residence and work place by more than 30 miles (one way); or (iv) any material breach of the plan by Granite with respect to the participant during a change-in-control period.

The 2012 Equity Incentive Plan authorizes the Compensation Committee to set the terms of any equity award to provide that there will be no acceleration of the exercisability, vesting or payment of such award upon the occurrence of a change-in-control unless the change-in-control is accompanied by the award recipient’s involuntary termination without cause or the award recipient’s resignation for good reason. However,  under the Executive Retention and Severance Plan, restricted stock and restricted stock unit awards vest in full upon the consummation of a change-in-control, provided the award recipient remains an employee prior to the change-in-control.  In addition, the Executive Retention and Severance Plan provides that if the surviving, successor or acquiring corporation does not either assume, continue or substitute outstanding option awards and the award recipient remains an employee prior to the change-in-control, then the vesting and exercisability of such option awards will be accelerated in full upon the consummation of the change-in-control.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the "Compensation Discussion and Analysis" contained in this proxy statement. Based on such review and discussions, the Committee recommended to the Board of Directors that the "Compensation Discussion and Analysis" be included in this proxy statement and incorporated by reference into Granite's Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Members of the Compensation Committee:

Rebecca A. McDonald, Chair	William H. Powell
James W. Bradford, Jr.	Gaddi H. Vasquez
Claes G. Bjork

This Report of the Compensation Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing made by us under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate this Report of the Compensation Committee by reference therein.

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Summary Compensation Table

2014

The following table summarizes, for the years specified, the compensation for our Chief Executive Officer, our Chief Financial Officer and other Named Executive Officers for the fiscal year ended December 31, 2014.

Named Executive Officer and Position (a)	Year (b)	Salary (c)	Bonus(1) (d)	Stock Awards(2) (e)	Non-Equity Incentive Plan Compensation(3) (f)	All Other Compensation(4) (g)	Total (h)
James H. Roberts	2014	$750,000	-	$1,133,374	$312,937	$126,166	$2,322,477
President & CEO	2013	$750,000	$64,801	$1,398,289	$45,177	$124,778	$2,383,045
(Principal Executive Officer)	2012	$660,000		$722,364	$552,195	$127,444	$2,062,003

Laurel J. Krzeminski	2014	$450,000	-	$385,719	$125,175	$45,436	$1,006,330
Senior Vice President & CFO	2013	$450,000	$9,629	$478,985	$14,142	$43,957	$996,713
(Principal Financial Officer)	2012	$425,000		$257,462	$176,864	$46,173	$905,499

Michael F. Donnino	2014	$475,000	-	$426,701	$148,531	$54,629	$1,104,861
Senior Vice President	2013	$475,000	$33,986	$532,636	$85,763	$65,726	$1,193,111
& Large Projects Group Mgr.	2012	$400,000		$288,928	$223,075	$66,299	$978,302

James D. Richards	2014	$375,000	-	$141,672	$112,036	$93,736	$722,444
Senior Vice President	2013	$350,000	$6,103	$191,477	$6,875	$150,392	$704,847
& Northwest Group Manager

Patrick B. Kenny	2014	$360,000	-	$81,656	$81,279	$37,211	$560,146
Senior Vice President
& Kenny Group Manager

Thomas S. Case(5)	2014	$369,231	-	$349,450	-	$478,308	$1,196,989
Senior Vice President	2013	$400,000	$31,862	$488,255	$12,571	$202,745	$1,135,433
& Operating Services Mgr.	2012	$375,000		$264,880	$152,883	$55,409	$848,172

(1)	The amounts in column (d) reflect, for 2013, discretionary cash bonuses approved by the Compensation Committee in recognition of both the Tappan Zee Bridge and I-35 projects receiving final funding and approval by their owners.

(2)	The awards in column (e) reflect the grant date fair value of stock awards granted for service in the stated year based on the Service Award feature of the LTIP and the grant date fair value of stock awards granted in the stated year based on performance for the performance period including the prior year pursuant to the performance based component of the LTIP. The grant date fair value is determined in accordance with Financial Accounting Standards Code Topic 718, without regard to potential forfeitures. For additional information about the assumptions used in these calculations, see Note 14 to the audited consolidated financial statements of the Company included in the Company's Annual Report on Form 10-K for the year ended December 31, 2014. Please refer to the "Compensation Discussion and Analysis — Compensation Elements — Long Term Incentive Compensation" beginning on page 22 for a detailed explanation of the 2012 LTIP.

(3)	The amounts in column (f) reflect: (i) for 2014, the cash awards earned for performance in 2014 and paid in March 2015; (ii) for 2013, the cash awards earned for performance in 2013 and paid in March 2014; and (iii) for 2012, cash awards earned for performance in 2012 and paid in March 2013. For a detailed explanation of cash awards for performance in 2014, see "Compensation Discussion and Analysis — Compensation Elements — Annual Incentive Compensation" beginning on page 18.

(4)	Please refer to the Other Compensation Table below for details with respect to all other compensation.

(5)	Mr. Case ceased to serve as an executive officer of Granite effective November 30, 2014. Accordingly, Mr. Case’s salary was prorated to reflect his actual period of service during 2014. Pursuant to the terms of his resignation agreement, Mr. Case received a severance payment by the Company of $400,000, $25,423 for unused accrued vacation, and $1,925 for COBRA Insurance.

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Other Compensation Table

2014

Named Executive Officer (a)	401(k) Match(1) (b)	Dividends(2) (c)	Vehicle Allowances(3) (d)	Insurance(4) (e)	Other(5) (f)	Total (g)
James H. Roberts	$7,800	$83,610	$17,004	$17,177	$575	$126,166
Laurel J. Krzeminski	$7,800	$5,720	$17,004	$14,784	$128	$45,436
Michael F. Donnino	$7,800	$15,930	$17,004	$12,816	$1,079	$54,629
James D. Richards	$6,733	$7,756	$12,000	$16,743	$50,304	$93,736
Patrick B. Kenny	$7,800	-	$12,000	$16,910	$501	$37,211
Thomas S. Case(6)	$7,800	$11,569	$15,587	$15,619	$427,733	$478,308

(1)	The amounts in column (b) reflect the company matching contribution, not to exceed 3%, on compensation deferred into the 401(k) Plan.

(2)	The amounts in column (c) reflect Restricted Stock and ESOP dividends, and Restricted Stock dividend equivalent units.

(3)	The amounts in column (d) reflect the vehicle allowances provided to the Named Executive Officers. For a detailed explanation, please refer to “Other Compensation” on page 26.

(4)	The amounts in column (e) reflect the company expense for medical, dental, vision, life, short and long-term disability insurance, Accidental Death & Dismemberment, Executive Liability Insurance, and Employee Assistance Program.

(5)	The amounts in column (f) include $50,000 paid to Mr. Richards as a relocation retention incentive, and amounts paid to Mr. Case under his resignation agreement.

(6)	Mr. Case ceased to serve as an executive officer of Granite effective November 30, 2014.

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Grants of Plan-Based Awards Table

2014

The following table provides additional information about incentive plan awards and other equity awards granted to our Named Executive Officers during the year ended December 31, 2014.

		Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)
Named Executive Officer (a)	Grant Date (b)	Threshold (c)	Target (d)	Maximum (e)	Threshold (f)	Target (g)	Maximum (h)	All Other Stock Awards: Number of Shares or Stock Units (i)		Grant Date Fair Value of Stock Awards(3) (j)
James H. Roberts	-	$221,100	$862,500	$2,500,000	-	-	-	-		-
	-	-	-	-	-	$1,700,000	$2,833,000	-		-
	03/14/14	-	-	-	-	-	-	14,795	(4)	$566,649
	03/14/14	-	-	-	-	-	-	14,797	(5)	$566,725
Laurel J. Krzeminski	-	$88,440	$337,500	$1,014,000	-	-	-	-		-
	-	-	-	-	-	$550,000	$917,000	-		-
	03/14/14	-	-	-	-	-	-	4,787	(4)	$183,342
	03/14/14	-	-	-	-	-	-	5,284	(5)	$202,377
Michael F. Donnino	-	$106,500	$356,250	$1,068,000	-	-	-	-		-
	-	-	-	-	-	$600,000	$1,000,000	-		-
	03/14/14	-	-	-	-	-	-	5,222	(4)	$200,003
	03/14/14	-	-	-	-	-	-	5,919	(5)	$226,698
James D. Richards	-	$78,900	$281,250	$843,000	-	-	-	-		-
	-	-	-	-	-	$425,000	$708,000	-		-
	03/14/14	-	-	-	-	-	-	3,699	(4)	$141,672
Patrick B. Kenny	-	$50,700	$216,000	$648,000	-	-	-	-		-
	-	-	-	-	-	$245,000	$408,000	-		-
	03/14/14	-	-	-	-	-	-	2,132	(4)	$81,656
Thomas S. Case(6)	-	$64,320	$300,000	$900,000	-	-	-	-		-
	-	-	-	-	-	$425,000	$708,000	-		-
	03/14/14	-	-	-	-	-	-	3,699	(4)	$141,672
	03/14/14	-	-	-	-	-	-	5,425	(5)	$207,778

(1)	Amounts in columns (c) through (e) reflect threshold, target and maximum incentives, as applicable (subject to rounding), under the 2014 AIP. Under the 2014 AIP, each Named Executive Officer had the opportunity to earn up to 300% of their target annual incentive compensation based on achievement of performance goals (not to exceed a maximum award payout of $2,500,000). For a more detailed discussion of annual incentive compensation and the payout actually received by each Named Executive Officer under the 2014 AIP, see "Compensation Discussion and Analysis — Compensation Elements — Annual Incentive Compensation" beginning on page 18 and "Compensation Discussion and Analysis — Compensation Elements — Annual Incentive Compensation — 2014 Annual Incentive Plan Company and Group Performance Results and Bonus Payouts" beginning on page 21.

(2)	Amounts in columns (f) through (h) reflect the threshold, target and maximum award amounts applicable to the performance based (TSR) component of our 2014 LTIP. Mr. Case’s 2014 equity awards were forfeited. Each of our Named Executive Officers has the ability to earn from 0% to 200% of the TSR component of the LTIP target opportunity. Any payouts under the LTIP are made in the form of restricted stock units. Payouts on the TSR component of the LTIP are made after the end of the year. For more detailed discussion of the 2014 LTIP and payouts thereunder, see “Compensation Discussion and Analysis — Compensation Elements — Long Term Incentive Compensation” beginning on page 22.

(3)	Amounts in column (j) reflect all restricted stock unit awards granted on March 14, 2014, the grant date fair market value was calculated by multiplying the number of stock units awarded by the closing price of our common stock of $38.30 on the date of the grant.

(4)(5)	The restricted stock units granted on March 14, 2014 reflect the service and performance awards granted under the LTIP. The number of restricted stock units granted for the service award was calculated by dividing the service award by the closing price of our common stock of $38.30 on the date of the grant. The restricted stock units granted as service awards vest in three equal annual installments beginning on March 14, 2014; unless retirement eligibility per the 2012 Equity Plan is met, in which case vesting is accelerated. The number of restricted stock units granted for the 2011-2013 TSR performance award was calculated by dividing the performance award by average stock price over the first 30 days of January 2011 of $26.17. The number of restricted stock units granted for the 2012-2014 TSR performance award was calculated by dividing the performance award by the average stock price over the first 30 days of January 2012 of $26.32. The restricted stock units granted as performance awards are fully vested on the date of grant. The holders of restricted stock units are entitled to receive dividends equivalent units in lieu of cash dividends declared by the Board on the outstanding common stock of the Company.

(6)	Mr. Case ceased to serve as an executive officer of Granite effective November 30, 2014.

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Outstanding Equity Awards at Fiscal Year-End Table

2014

The following table summarizes equity awards made to the Named Executive Officers that were outstanding as of December 31, 2014.

	Stock Awards
Named Executive Officer (a)	Number of Shares or Units of Stock That Have Not Vested(1) (b)	Market Value of Shares or Units of Stock That Have Not Vested(2) (c)
James H. Roberts	33,392(4)	$1,269,564
Laurel J. Krzeminski	11,063(4)	$420,615
Michael F. Donnino	12,068(4)	$458,825
James D. Richards	8,909(4)	$338,720
Patrick B. Kenny	-	-
Thomas S. Case(3)	-	-

(1)	Upon death or disability, all of the equity awards of a Named Executive Officer would vest immediately.

(2)	The amounts shown in column (c) are based on the December 31, 2014 closing price of our common stock of $38.02.

(3)	Mr. Case ceased to serve as an executive officer of Granite effective November 30, 2014. As a result, Mr. Case’s 2014 equity awards were forfeited.

(4)	Vesting dates for each outstanding Restricted Stock and Restricted Stock Unit (RSU) awards for the Named Executive Officers are as follows:

		Number of Shares Underlying Vesting Awards
		Vesting Dates
Named Executive Officer	Award Type	March 14, 2015	March 14, 2016	March 14, 2017
James H. Roberts	RSU	17,199	11,206	4,987
Laurel J. Krzeminski	RSU	5,824	3,626	1,613
Michael F. Donnino	RSU	6,352	3,956	1,760
James D. Richards	RSU	4,312	3,349	1,248

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Stock Vested Table

2014

The following table reflects the number of shares our Named Executive Officers acquired upon the vesting of stock awards during 2014 and the value realized before payment of any applicable withholding tax and broker commissions.

	Stock Awards
Named Executive Officer (a)	Number of Shares Acquired on Vesting (b)	Value Realized Upon Vesting(1) (c)
James H. Roberts	33,142	$1,300,245
Laurel J. Krzeminski	11,537	$452,822
Michael F. Donnino	9,633	$380,247
James D. Richards	4,986	$191,238
Patrick B. Kenny	2,132	$85,728
Thomas S. Case(2)	11,886	$466,560

(1)	The amounts in column (c) are based on the fair market value of our common stock on the applicable vesting date.

(2)	Mr. Case ceased to serve as an executive officer of Granite effective November 30, 2014.

Nonqualified Deferred Compensation Table

2014

The following table summarizes our Named Executive Officers' compensation under our nonqualified deferred compensation plan for the year ended December 31, 2014, which is also reflected in the Summary Compensation Table on page 29.

Named Executive Officer (a)	Executive Contribution in Last Fiscal Year(1)(2) (b)	Registrant Contributions in Last Fiscal Year (c)	Aggregate Earnings in Last Fiscal Year(3) (d)	Aggregate Withdrawals/ Distributions (e)	Aggregate Balance at Last Fiscal Year End (f)
James H. Roberts	$15,000	-	$25,687	-	$524,606
Laurel J. Krzeminski	$2,828	-	$5,405	-	$131,998
Michael F. Donnino	$128,783	-	$143,397	-	$2,408,346
James D. Richards(4)	-	-	-	-	-
Patrick B. Kenny(4)	-	-	-	-	-
Thomas S. Case(5)	-	-	-	-	$49,375

(1)	The Granite Construction Key Management Deferred Compensation Plan II allows Named Executive Officers to defer equity and non-equity incentive compensation. Participants are required to make an election each plan year with respect to the amount to be deferred, future distribution date, and form of distribution. A distribution election is irrevocable on the first day of each plan year.

(2)	Amounts included are $15,000 of Mr. Robert’s non-equity base salary plan, $2,828 of Ms. Krzeminski’s non-equity incentive plan award and the following amounts deferred by Mr. Donnino: $96,994 or 33% of his service stock award granted March 11, 2011, which vested March 11, 2014; and $31,789 or 12% of his service stock award granted March 14, 2012, which vested March 14, 2014.

(3)	Amounts included in this column do not include above market or preferential earnings (of which there were none) and, accordingly, such amounts are not reported in the Summary Compensation Table on page 29 as above market or preferential earnings.

(4)	Messrs. Richards and Kenny elected not to participate in the Nonqualified Deferred Compensation Plan in 2014.

(5)	Mr. Case ceased to serve as an executive officer of Granite effective November 30, 2014.

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Potential Payments Upon Change-in-Control

Except in the case of a change-in-control, Granite is not obligated to pay severance or other enhanced benefits to any of the Named Executive Officers in connection with a termination of their employment. Upon death or disability, all of the equity awards of a Named Executive Officer would vest immediately.

The following table sets forth an example of the potential payments and benefits under Granite's compensation and benefit plans and arrangements to which the Named Executive Officers would be entitled upon termination of employment under certain circumstances within three years following a change-in-control of Granite. The amounts set forth in the table are based on the assumption that such termination event occurred on the last business day of fiscal year 2014.

Named Executive Officer (a)	Cash Severance Payment(1) (b)	Insurance Benefits(2) (c)	Other Compensation(3) (d)	Accelerated Equity Awards(4) (e)	Total (f)	Section 280G Safe Harbor Provision(5) (g)	Adjusted Total (h)
James H. Roberts	$3,536,723	$52,379	$4,023	$1,269,564	$4,862,689	-	$4,862,689
Laurel J. Krzeminski	$1,722,985	$50,217	$4,023	$420,615	$2,197,840	$(85,012)	$2,112,828
Michael F. Donnino	$2,043,882	$38,909	$4,023	$458,825	$2,545,639	-	$2,545,639
James D. Richards	$441,963	$17,617	$3,268	$338,720	$801,568	-	$801,568
Patrick B. Kenny	$410,479	$9,174	$3,224	-	$422,877	-	$422,877

(1)	The amounts in column (b) for Mr. Roberts, Ms. Krzeminski and Mr. Donnino and reflect a lump sum payment equal to (i) three times the annual average of the aggregate annual incentive bonuses earned for the three fiscal years preceding the fiscal year of the change-in-control plus (ii) three times the annual base salary rate in effect immediately prior to the termination. The amounts in column (b) for Messrs. Richards and Kenny reflect a lump sum payment equal to one times their most recent annual incentive bonus and one times their current annual base salary rate in effect immediately prior to the termination.

(2)	The amounts in column (c) for Mr. Roberts, Ms. Krzeminski and Mr. Donnino reflect a lump sum payment equal to three times the average annual cost to Granite of the Named Executive Officer's group insurance benefits, such as life, health and long-term disability, for the three fiscal years ending before the date of termination. The amounts in column (c) for Messrs. Richards, and Kenny reflect a lump sum payment equal to one times the annual average cost to Granite of their group insurance benefits.

(3)	The amounts in column (d) for Mr. Roberts, Ms. Krzeminski and Mr. Donnino reflect a lump sum payment equal to three times the annual average cash equivalent of contributions which were made on behalf of the Named Executive Officer for the three fiscal years ending before the date of termination to the 401(k) Plan and any other retirement plan provided by Granite and in effect as of the date of termination. The amounts in column (d) for Messrs. Richards and Kenny reflect a lump sum payment of one times the annual average cash equivalents of such contributions. These amounts do not include additional amounts that may be payable for reasonable professional outplacement services for the Named Executive Officer to which the Named Executive Officer is entitled under the plan until the earlier of (i) two years following the date of termination and (ii) the date on which the Named Executive Officer obtains other employment.

(4)	In the event of a change-in-control, if the acquiring person does not assume or replace outstanding equity awards, all non-exercisable, unvested or unpaid portions of the outstanding equity awards would become immediately exercisable and fully vested. If the Named Executive Officer's service is terminated under certain circumstances within 12 months following a change-in-control, the exercisability, vesting, and payment of the outstanding equity awards would be accelerated effective immediately as of the date of termination. The amounts in column (e) reflect the outstanding equity awards valued at the December 31, 2014 closing price of our common stock of $38.02.

(5)	Payments under the Executive Retention and Severance Plan are subject to reduction to the extent necessary not to exceed the “safe harbor” amount under Section 4999 of the Internal Revenue Code, but only if the reduction would increase the net after-tax amount received by the participant.

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Director Compensation

Stock Ownership

All existing non-employee directors appointed to the board prior to November 2009 are required by November 2014 to own and maintain three times their Annual Board Cash Retainer from Granite in Granite common stock. All future non-employee directors are required to own and maintain three times their Annual Board Cash Retainer from Granite in Granite common stock within five years after joining the Board.

Cash and Equity Compensation Policy

Granite's non-employee directors receive annual cash retainers and equity grants as set forth in the table below. Key highlights of the director compensation program are as follows:

1.	Cash retainers are paid in quarterly installments. No additional fees are paid for attendance at meetings whether in person or telephonically;

2.	The Chairman of the Board's retainer is inclusive of all Committee retainers; and

3.	Directors, other than the Chairman of the Board, receive an annual grant of Restricted Stock Units valued at $100,000 on the date of grant. The Chairman of the Board receives an annual grant of Restricted Stock Units equal to $175,000 in value on the date of grant. All Restricted Stock Units vest in full on the first anniversary of the date of grant (typically May 20th of each year).

Annual Board Retainers
Member	$70,000
Chairman of the Board(1)	$175,000

Annual Committee Retainers
Audit	$10,000
Audit Chair	$20,000
Nominating and Corporate Governance	$5,000
Nominating and Corporate Governance Chair	$15,000
Compensation	$5,000
Compensation Chair	$17,000
Strategic Planning(2)	$5,000
Strategic Planning Chair(2)	$15,000
Executive	$5,000

Annual Equity Grants
Member	$100,000	Restricted Stock Units
Chairman of the Board(1)	$175,000	Restricted Stock Units

(1)	Effective June 4, 2014, the Chairman of the Board annual board retainer and equity grant was increased to $175,000.

(2)	The Strategic Planning Committee was disbanded effective June 5, 2014.

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Director Compensation Table

2014

The following table presents the compensation provided by Granite to our directors for the year ended December 31, 2014.

Name (a)	Fees Earned or Paid in Cash(1) (b)	Unit Award(2) (c)	All Other Compensation(3) (d)	Total (e)
Claes G. Bjork(4)	$97,500	$100,000	$6,853	$204,353
James W. Bradford, Jr.	$95,000	$100,000	$3,266	$198,266
Gary M. Cusumano	$75,000	$100,000	$1,519	$176,519
William G. Dorey	$82,500	$100,000	$1,519	$184,019
David H. Kelsey(4)	$95,000	$100,000	$7,821	$202,821
Rebecca A. McDonald	$102,000	$100,000	$3,960	$205,960
William H. Powell	$164,281	$175,000	$2,548	$341,829
Gaddi H. Vasquez(4)	$80,000	$100,000	$2,453	$182,453

(1)	The amount in column (b) reflects the annual cash retainer paid to non-employee directors for the year ended December 31, 2014. In 2014 each non-employee director was paid an annual retainer as a member of the Board and additional retainers for service as a member of a Board committee. The cash retainer was paid quarterly in equal payments; no meeting fees were paid. The Strategic Planning Committee was disbanded effective June 5, 2014. Strategic Planning Committee members Messrs. Bradford (Chair), Bjork, Cusumano, Dorey, Powell, and Vasquez received prorated retainers for their actual service before disbandment of the committee. Effective June 4, 2014, the Board of Directors approved an increase to Mr. Powell’s annual retainer to $175,000 and increase to his annual grant of restricted stock units equal to $175,000 in value on the date of grant. Mr. Powell received a prorated adjustment to his second quarter cash retainer to reflect the increase from June 5, 2014 – June 30, 2014.

(2)	The amounts in column (c) reflect the grant date fair market value of the 2014 Restricted Stock Unit awards. The grant date fair value is determined in accordance with Financial Accounting Standards Code Topic 718, without regard to potential forfeitures. For additional information about the assumptions used in these calculations, see Note 14 to the audited consolidated financial statements of the Company included in the Company's Annual Report on Form 10-K for the year ended December 31, 2014. These awards have a one year vesting schedule. On June 6, 2014, Messrs. Bjork, Bradford, Cusumano, Dorey, Kelsey, Ms. McDonald and Mr. Vasquez received an annual grant of 2,752 Restricted Stock Units with a grant date fair market value of $36.34 per share. As Chairman of the Board, Mr. Powell received a grant of 4,816 Restricted Stock Units with a grant date fair market value of $36.34 per share. As of December 31, 2014: Mr. Bjork had an outstanding balance of 8,216 options, 11,171 deferred units and 2,773 Restricted Stock Units; Mr. Bradford had an outstanding balance of 3,163 options, 4,233 deferred units and 2,773 Restricted Stock Units; Mr. Cusumano had an outstanding balance of 1,268 options, and 2,773 Restricted Stock Units; Mr. Dorey had an outstanding balance of 2,773 Restricted Stock Units; Mr. Kelsey had an outstanding balance of 5,973 options, 13,042 deferred units and 2,773 Restricted Stock Units; Ms. McDonald had an outstanding balance of 3,344 deferred units, and 2,773 Restricted Stock Units; Mr. Powell had an outstanding balance of 4,853 Restricted Stock Units; and Mr. Vasquez had an outstanding balance of 2,404 deferred units, and 2,773 Restricted Stock Units.

(3)	Column (d) includes the cash value of dividend equivalents from deferred units in prior years and restricted stock units.

(4)	The Granite Construction Key Management Deferred Compensation Plan II allows non-employee directors to defer receipt of their annual cash retainer and Restricted Stock Unit awards into the Nonqualified Deferred Compensation Plan (in which case, the Restricted Stock Units are referred to as "deferred units"). Granite does not provide a matching contribution to non-employee director deferrals. Participants are required to make an election each plan year with respect to the amount to be deferred, future payment date and form of distribution. A distribution election is irrevocable on the first day of each plan year. Mr. Bjork deferred 100% of both his annual cash retainer and Restricted Stock Unit awards into the Key Management Deferred Compensation Plan II. Mr. Bradford deferred 100% of his Restricted Stock Unit award into the Key Management Deferred Compensation Plan II. Mr. Dorey deferred 100% of his annual cash retainer award into the Key Management Deferred Compensation Plan II. Mr. Kelsey deferred 100% of his Restricted Stock Unit award into the Key Management Deferred Compensation Plan II. Mr. Vasquez deferred 70% of both his annual cash retainer and Restricted Stock Unit awards into the Key Management Deferred Compensation Plan II. Messrs. Bradford, Cusumano, Kelsey and Powell and Ms. McDonald made no deferrals of their annual cash retainers into the Key Management Deferred Compensation Plan II. Messrs. Cusumano, Dorey and Powell and Ms. McDonald made no deferrals of their Restricted Stock Units into the Key Management Deferred Compensation Plan II.

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Stock Ownership of Beneficial Owners and Certain Management

The following table provides information regarding the ownership of our common stock as of March 1, 2015 by each person known to us to beneficially own 5% or more of our common stock, each of our directors and nominees, each of our Named Executive Officers who were employed by Granite on March 1, 2015, and all of our current directors and executive officers as a group.

Name	Amount and Nature Beneficial Ownership(1)	Percentage (%) of Common Stock Outstanding(2)
BlackRock, Inc(3)	3,039,006	7.76%
55 East 52nd Street
New York, NY 10022
Franklin Advisory Services, LLC(4)	3,386,470	8.64%
One Parker Plaza, Ninth Floor
Fort Lee, NJ 07024
Heartland Advisors, Inc.(5)	2,333,749	5.96%
789 North Water Street
Milwaukee, WI 53202
The Vanguard Group (6)	2,126,386	5.43%
100 Vanguard Blvd.
Malvern, PA 19355
Claes G. Bjork(7)	14,093	*
James W. Bradford, Jr.(8)	17,589	*
Gary M. Cusumano(9)	21,180	*
William G. Dorey(10)	64,876	*
David H. Kelsey(11)	13,745	*
Rebecca A. McDonald	8,708	*
William H. Powell	47,653	*
Gaddi H. Vasquez	2,140	*
Michael F. Donnino (12)	45,213	*
Patrick B. Kenny	3,132	*
Laurel J. Krzeminski(13)	31,332	*
James D. Richards(14)	12,853	*
James H. Roberts(15)	298,179	*
All Executive Officers and Directors As a Group (14 Persons)(7-15) (16)	585,278	1.49%

*Less than 1%

(1)	Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

(2)	Calculated on the basis of 39,187,114 shares of common stock issued and outstanding as of March 1, 2015, including 18,620 shares of common stock underlying options exercisable within 60 days after March 1, 2015 and 59,735 shares of common stock issuable upon the vesting of restricted stock units within 60 days after March 1, 2015 that are deemed outstanding in accordance with the rules of the Securities and Exchange Commission.

37

(3)	Based upon a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC (i) the number of shares beneficially owned is as of December 31, 2014, and (ii) BlackRock has sole voting power with respect to 2,943,002 shares and sole dispositive power with respect to all 3,003,006 shares.

(4)	Based upon a Schedule 13G/A filed by Franklin Advisory Services, LLC (“Franklin Advisory Services”) with the SEC (i) the number of shares beneficially owned is as of December 31, 2014, and (ii) Franklin Advisory Services has sole voting power with respect to 3,106,070 shares and sole dispositive power with respect to all 3,386,470 shares. Such Schedule 13G notes that (i) the securities in question are beneficially owned by one or more open or closed end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries of Franklin Resources, Inc. (“FRI”), and that FRI may be deemed to be the beneficial owner of such shares and (ii) Charles B. Johnson and Rupert H. Johnson, Jr. may be deemed to be the beneficial owners of such shares through their ownership of common stock of FRI.

(5)	Based upon a Schedule 13G/A filed by Heartland Advisors, Inc. (“Heartland”) with the SEC (i) the number of shares beneficially owned is as of December 31, 2014, and (ii) Heartland has shared voting and shared dispositive power with respect to 2,333,749 shares. Such Schedule 13G notes that the shares in question may be deemed beneficially owned by (i) Heartland by virtue of its investment and voting authority granted by certain clients, which may be revoked at any time, and (ii) William J. Nasgovitz by virtue of his control of Heartland.

(6)	Based on a Schedule 13G/A filed by The Vanguard Group (“Vanguard”) with the SEC (i) the number of shares beneficially owned is as of December 31, 2014, and (ii) Vanguard has sole voting power with respect to 50,494 shares, sole dispositive power with respect to 2,078,312 shares and shared dispositive power with respect to 48,074 shares.

(7)	Includes 8,216 shares of common stock which Mr. Bjork has the right to acquire within 60 days after March 1, 2015 as a result of vested and exercisable options.

(8)	Includes 3,163 shares of common stock which Mr. Bradford has the right to acquire within 60 days after March 1, 2015 as a result of vested and exercisable options and 14,425 shares of common stock that Mr. Bradford holds jointly with his wife.

(9)	Includes 1,268 shares of common stock which Mr. Cusumano has the right to acquire within 60 days after March 1, 2015 as a result of vested and exercisable options and 1,471 shares of common stock that are held in trust for the benefit of Mr. Cusumano’s family as to which shares Mr. Cusumano and his wife share voting and investment power.

(10)	Includes 49,054 shares of common stock that Mr. Dorey holds in trust for the benefit of his family as to which shares Mr. Dorey and his wife share voting and investment power.

(11)	Includes 5,973 shares of common stock which Mr. Kelsey has the right to acquire within 60 days after March 1, 2015 as a result of vested and exercisable options and 1,848 shares of common stock that Mr. Kelsey holds jointly with his wife.

(12)	Includes 11,440 shares of common stock issuable to Mr. Donnino upon the vesting of restricted stock units within 60 days after March 1, 2015.

(13)	Includes 10,487 shares of common stock issuable to Ms. Krzeminski upon the vesting of restricted stock units within 60 days after March 1, 2015.

(14)	Includes 5,965 shares of common stock owned by the ESOP but allocated to Mr. Richards’ account as of March 1, 2015 and 4,329 shares of common stock issuable upon the vesting of restricted stock units within 60 days after March 1, 2015 and 3,371 shares of common stock that Mr. Richards owns jointly with his wife. Subject to continued employment by Granite, Mr. Richards will become eligible to make withdrawals of his ESOP shares when he attains age 55.

(15)	Includes 127,585 shares of common stock owned by the ESOP but allocated to Mr. Roberts’ account as of March 1, 2015, 29,924 shares of common stock issuable upon the vesting of restricted stock units within 60 days after March 1, 2015 and 140,670 shares of common stock held in trust for the benefit of Mr. Roberts’ family as to which shares Mr. Roberts and his wife share voting and investment power. As a result of having attained age 55 and continuing to be employed by Granite, Mr. Roberts is currently eligible to make withdrawals of his ESOP shares.

(16)	Includes 133,631 shares of common stock owned by the ESOP but allocated to the executive officers accounts as of March 1, 2015 and 76,372 shares of common stock issuable to all executive officers upon the vesting of restricted stock units within 60 days after March 1, 2015. Although Mr. Kenny is a Named Executive Officer, he was not an executive officer of Granite as of March 1, 2015 and not included in this group.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors and any persons who beneficially own more than 10% of our common stock to report ownership of, and transactions in, Granite stock with the SEC. Our executive officers, directors and any persons who beneficially own more than 10% of our common stock are required by SEC regulation to furnish to Granite copies of all Section 16(a) reports they file.

Based solely on our review of these reports and written representations from all of our executive officers and directors that no other reports were required with respect to their beneficial ownership of our common stock during fiscal year 2014, we believe that all reporting requirements applicable to our executive officers, directors and any persons who beneficially own more than 10% of our common stock pursuant to Section 16(a) of the Exchange Act were complied with, except that due to administrative errors, one sale of stock reported by James H. Roberts and one exercise of options by Rebecca A. McDonald were reported in late Form 4 filings.

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Equity Compensation Plan Information

The following table contains information as of December 31, 2014 regarding stock authorized for issuance under the 2012 Equity Incentive Plan:

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted average exercise price of outstanding options, warrants and rights (b)(2)	Number of Securities remaining available for future issuance under equity compensation plans (excluding stock reflected in column (a)) (c)
Equity Compensation Plans Approved by Shareholders	624,944	$47.11	1,599,963
Equity Compensation Plans Not Approved by Shareholders	-	-	-
Total	624,944	$47.11	1,599,963

(1)	Reflects options to purchase 18,620 shares of common stock and Restricted Stock Units covering 606,324 shares of common stock.
(2)	Reflects the exercise price per share of common stock purchasable upon the exercise of stock options only.

Transactions with Related Persons

Granite's legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions (transactions involving an executive officer, director, director nominee or greater than 5% beneficial owner of Granite common stock or an immediate family member of, or anyone (other than a tenant or employee) residing in the home of, an executive officer, director, director nominee or greater than 5% beneficial owner of Granite common stock). They also determine, based on the facts and circumstances, whether a related person has a direct or indirect interest in the transaction. In addition, the Board of Directors has adopted a written policy and written procedures for review and approval or ratification of related party transactions involving Granite. The policy requires the Audit/Compliance Committee's review and approval or ratification of any related party transaction (as defined in the policy) in which Granite is a participant. This includes, among other things, any related party transaction that would be required to be disclosed under the rules and regulations of the SEC.

Under the policy, the Audit/Compliance Committee reviews the material facts of all related party transactions that require the Audit/Compliance Committee's approval and either approves or disapproves of the entry into the related party transaction. If advance Audit/Compliance Committee approval of a related party transaction is not feasible, the transaction may only be entered into subject to the Audit/Compliance Committee's later approval. Thereafter, the Audit/Compliance Committee will consider the transaction, and, if the Audit/Compliance Committee determines it to be appropriate, ratify it at the next regularly scheduled meeting of the Audit/Compliance Committee. In determining whether to approve or ratify a related party transaction, the Audit/Compliance Committee takes into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person's interest in the transaction.

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The Audit/Compliance Committee has determined that the following transactions shall be deemed to be pre-approved: (i) employment of an executive officer if (a) the executive officer's compensation is required to be reported in Granite's proxy statement or (b) the executive officer is not an immediate family member of another executive officer or director of Granite, the executive officer's compensation would be reported in Granite's proxy statement if the executive officer were a "named executive officer" and the Compensation Committee approved (or recommended that the Board approve) such compensation; (ii) compensation to a director required to be disclosed in Granite's proxy statement; (iii) any transaction with another company at which the related person's only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company's shares, if the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of that company's annual revenues; (iv) any charitable contribution, grant or endowment by Granite to a charitable organization, foundation or university at which a related person's only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $100,000 or 2% of the charitable organization's total annual receipts; (v) any transaction where the related person's interest arises solely from the ownership of Granite common stock and all holders of Granite common stock receive the same benefit on a pro rata basis; and (vi) any transaction with a related person involving services as a bank depositary of funds, transfer agent, registrar or trustee under a trust indenture or similar services.

In addition, the Board has delegated to the Chair of the Audit/Compliance Committee the authority to pre-approve or ratify (as applicable) any related person transaction in which the aggregate amount involved is expected to be less than $100,000.

No director who has an interest in the transaction under consideration may participate in the approval process. All related party transactions approved by the Audit/Compliance Committee must be disclosed to the full Board of Directors.

Report of the Audit/Compliance Committee

The Audit/Compliance Committee is appointed by the Board of Directors and reports to the Board at each meeting. Its purpose is to (a) assist the Board in its oversight of (1) Granite's accounting and financial reporting principles and policies, and internal and disclosure controls and procedures, including the internal audit function, (2) Granite's system of internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, (3) the integrity of Granite's financial statements, (4) the qualifications and independence of Granite's independent registered public accounting firm, (5) Granite's compliance with legal and regulatory requirements, and (6) Granite's Corporate Compliance Program and Code of Conduct; and (b) serve as the Qualified Legal Compliance Committee of the Board of Directors as required. The Audit/Compliance Committee is solely responsible for selecting, evaluating, setting the compensation of, and, where deemed appropriate, replacing the independent registered public accounting firm.

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and the effectiveness of the internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit/Compliance Committee reviewed and discussed with management the audited financial statements in the Annual Report on Form 10-K for fiscal year ended December 31, 2014, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit/Compliance Committee also oversees our Ethics and Compliance Program, participates in the annual evaluation of our Corporate Compliance Officer and the Director of Internal Audit, and provides a detailed annual report to the Board on the progress of the program and plans for future activities.

The Director of Internal Audit reports directly to the Chairman of the Audit/Compliance Committee and has direct access and meets regularly with the Audit/Compliance Committee to discuss the results of internal audits and the quality of internal controls. The Corporate Compliance Officer also reports directly to the Audit/Compliance Committee.

The Audit/Compliance Committee reviewed and discussed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of Granite's audited financial statements with generally accepted accounting principles, its judgments as to the quality of Granite's accounting principles, the clarity of disclosures in the financial statements and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380, as adopted by the Public Company Accounting Oversight Board in Rule 3200T). In addition, the Audit/Compliance Committee has discussed with the independent registered public accounting firm the auditor's independence from Granite and its management, and the matters in the written disclosures and the letter received by the Audit/Compliance Committee from the independent registered public accounting firm required by the Public Company Accounting Oversight Board Rule 3526.

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The Audit/Compliance Committee discussed with the independent registered public accounting firm the overall scope and plans for their audit. The Audit/Compliance Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of Granite's internal controls, including internal control over financial reporting, and the overall quality of Granite's financial reporting. In addition, the Audit/Compliance Committee reviewed with management and the independent registered public accounting firm drafts of Granite's quarterly and annual financial statements and press releases prior to the public release of the quarterly earnings. In addition to the quarterly review, the Audit/Compliance Committee met with the Chief Executive Officer and the Chief Financial Officer to discuss the process adopted by management to enable them to sign the certifications that are required to accompany reports filed with the SEC.

Based on the review and discussions referred to above, the Audit/Compliance Committee recommended to Granite's Board of Directors that Granite's audited financial statements be included in Granite's Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Members of the Audit/Compliance Committee:

David H. Kelsey, Chair	Rebecca A. McDonald
James W. Bradford, Jr.

This Report of the Audit/Compliance Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing made by us under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate this Report of the Audit/Compliance Committee by reference therein.

Independent Registered Public Accountants

Principal Accountant Fees and Services

Aggregate fees for professional services rendered for us by PricewaterhouseCoopers LLP for the years ended December 31, 2014 and December 31, 2013 were:

	2014	2013
Audit Fees(1)	$2,591,642	$2,785,950
Audit-Related Fees(2)	$129,500	$92,500
All Other Fees(3)	$1,800	$6,800
Total	$2,722,942	$2,885,250

(1)	Audit Fees paid in 2013 and 2014 were for professional services rendered for the audits of Granite's consolidated financial statements, including audits of internal control over financial reporting, audits of subsidiary financial statements, quarterly financial reviews and audit related expenses.

(2)	Audit-Related Fees paid in 2013 and 2014 were for pre-qualifications and other professional services support. Audit-Related Fees paid in 2014 include professional services rendered for consultation on the 2017 new revenue recognition standard.

(3)	All Other Fees include software licenses paid in 2013 and 2014.

Audit Committee Pre-Approval Policies and Procedures

The Audit/Compliance Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. During 2014, no services were provided to us by PricewaterhouseCoopers LLP other than in accordance with the pre-approval policies and procedures.

Based on its review of the non-audit services provided by PricewaterhouseCoopers LLP, the Audit/Compliance Committee believes that PricewaterhouseCoopers LLP's provision of such non-audit services is compatible with maintaining their independence.

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Proposal 2: Advisory Vote on Executive Compensation

The Board of Directors is asking shareholders to approve an advisory resolution on executive compensation. The advisory vote is a non-binding vote on the compensation of our Named Executive Officers. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. We received a favorable vote on a similar resolution at our 2014 Annual Meeting of Shareholders, with approximately 94% of our shareholders approving the resolution. The text of the resolution to be voted on at the annual meeting is as follows:

Resolved, that the shareholders of Granite Construction Incorporated approve, on an advisory basis, the compensation of the Company's Named Executive Officers as disclosed in the proxy statement for the Company's 2015 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities Exchange Act of 1934, as amended (which disclosure includes the Compensation Discussion and Analysis section, the Summary Compensation Table for 2014 and the related compensation tables and narrative disclosure within the Executive and Director Compensation and Other Matters section of the proxy statement).

The Company urges you to read the disclosure under "Compensation Discussion and Analysis," which begins on page 15 and discusses how our compensation policies and procedures implement our pay-for-performance compensation philosophy. You should also read the Summary Compensation Table and other related compensation tables and narrative disclosure which provide additional details about the compensation of each individual who served as our Chief Executive Officer, each individual who served as our Chief Financial Officer, our three other most highly-compensated executive officers for fiscal 2014 who were serving as such at December 31, 2014 and one additional person who would have been in that most highly-compensated group but for his resignation in November 2014. We have designed our executive compensation structure to attract, motivate and retain executives with the skills required to formulate and implement the Company's strategic objectives and create shareholder value. We believe that our executive compensation program is reasonable, competitive and strongly focused on pay for performance principles, and provides an appropriate balance between risk and incentives. In particular, key elements of our executive compensation program are:

•	Market competitive base salaries, with the 50th percentile of comparable positions in the market as the starting point;

•	Actual pay levels reflecting market data, individual experience, tenure and ability to impact business and financial results;

•	Short-term and long-term goals aligned with the best interests of shareholders, with cash and stock-based incentives earned upon the attainment of pre-established financial and non-financial goals;

•	A comprehensive benefits program which is available to all salaried employees and includes: medical, dental, vision, life, accidental death and dismemberment insurance, short-term and long-term disability insurance, paid vacation and holiday pay; and

•	Eligibility, along with other key management employees, to participate in our Non-Qualified Deferred Compensation Program and a program offering periodic medical examinations.

The vote regarding the compensation of the Named Executive Officers described above, referred to as a "say-on-pay advisory vote," is advisory, and is therefore not binding on the Company, the Compensation Committee or the Board of Directors. Although non-binding, the Compensation Committee and the Board of Directors value the opinions that shareholders express in their votes and will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs as they deem appropriate.

BOARD OF DIRECTORS RECOMMENDATION

The Board of Directors unanimously recommends a vote "FOR" the approval of the compensation of the Named Executive Officers as disclosed in this proxy statement and as described above pursuant to the compensation disclosure rules of the Exchange Act.

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Proposal 3: Approval of the Granite Construction Incorporated Annual Incentive Plan

Background

In 2010, Granite’s shareholders approved Granite’s existing annual incentive plan to be used for cash incentive awards to executive officers and other employees of Granite. The existing annual incentive plan allows Granite to grant annual cash incentive opportunities based upon meeting or exceeding performance goals. On December 19, 2014, the Board of Directors adopted the new Granite Construction Incorporated Annual Incentive Plan (the “New AIP”) to be effective, subject to shareholder approval, as of January 1, 2015. The Board of Directors is submitting the New AIP for such shareholder approval at the annual meeting.

If approved by shareholders, the New AIP will replace the existing annual incentive plan. A copy of the New AIP is attached to this proxy statement as Appendix A.

The principal reason for submitting the New AIP to shareholders for approval is to enable Granite to continue to structure certain annual cash incentive opportunities so that they may qualify as “qualified performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). If annual incentive awards under the New AIP qualify as qualified performance-based compensation for purposes of Section 162(m) of the Code, then Granite may be able to receive a federal income tax deduction for certain compensation paid to its Chief Executive Officer and its other three most highly compensated executive officers (other than its Chief Financial Officer) (collectively, the “Covered Employees”) in excess of $1 million for any taxable year. While Granite believes it is in the best interests of Granite and its shareholders to have the ability to grant qualified performance-based compensation under Section 162(m) of the Code, it may decide to grant compensation that will not qualify as qualified performance-based compensation for purposes of Section 162(m) of the Code. Moreover, even if Granite intends to grant compensation that qualifies as qualified performance-based compensation for purposes of Section 162(m) of the Code, it cannot guarantee that such compensation ultimately will be deductible by Granite.

With respect to annual incentive awards, in order to satisfy the qualified performance-based compensation exception to the deduction limitation of Section 162(m) of the Code, the payout of the award must be contingent solely on the attainment of one or more performance goals determined by a committee of two or more outside directors. The award must also be granted pursuant to a shareholder approved plan containing (1) the material terms of the performance criteria pursuant to which the performance goals may be established, (2) the individuals eligible to receive awards under the plan, and (3) a specified limit on the maximum awards that a participant may receive within a certain time period or periods. Shareholder approval of this proposal is intended to satisfy the shareholder approval requirements under Section 162(m) of the Code.

Purpose of the Plan

The New AIP is consistent with our emphasis on performance-based compensation and our current compensation philosophy. Moreover, the New AIP is intended to:

(a)	align the interests of the participants and our shareholders and motivate participants toward superior performance;

(b)	provide annual cash incentives based on short term results that are key to Granite’s successful operation; and

(c)	attract and retain the services of the employees upon whose judgment, interest and special effort the successful conduct of Granite’s operations is largely dependent.

The principle features of the New AIP are summarized below, but the summary is qualified in its entirety by reference to the New AIP itself.

Summary of the Plan

The Compensation Committee, which is composed solely of outside directors, will administer and have the authority to interpret the New AIP as it applies to Covered Employees and other employees who are designated as participants in the New AIP by the Compensation Committee at the beginning of the applicable plan year. Within the first 90 days of each plan year, the Compensation Committee will establish an individual target award for each participant designated by the Compensation Committee, including the Covered Employees. The target awards are established as a dollar amount, subject to a dollar maximum in the case of Covered Employees, of $2,500,000 per Covered Employee per calendar year. Subject to the foregoing maximum, actual awards may be paid at target, above target or below target depending on Granite’s financial performance.

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The Compensation Committee reserves discretion under the New AIP to adjust downward individual target awards for the Covered Employees based on individual performance during the plan year; awards applicable to Covered Employees may not be adjusted upward. With respect to participants who are not Covered Employees, individual target awards may be adjusted up or down at the discretion of the Compensation Committee based on individual performance during the plan year.

An individual target award applicable to a Covered Employee may be based on any one or more of the following performance criteria. Each performance criterion may be used either alone or in any combination, which may be expressed with respect to Granite or one or more subsidiaries or business or operating units, as the Compensation Committee may determine.

• revenue	• earnings per share	• net operating profits, net of taxes	• earnings before income tax (EBIT) / pre-tax profit	• net operating assets
• net income and adjusted net income	• return on stockholder equity	• net asset value	• return on equity	• general and administrative costs
• gross margin / gross profit margin	• return on capital	• cost of capital and weighted average cost of capital	• operating income and adjusted operating income	• safety incident rate (including total injury incident rate, OSHA recordable injury rate and lost time injury rate)
• operating margin	• return on net assets	• economic profit	• gross profit	• total shareholder return
• selling, general and administrative expense (SG&A)	• economic value added	• return on assets	• return on invested capital	• backlog
• cash flow and operating cash flow	• earnings before income tax, depreciation and amortization (EBITDA)	• overhead

At the end of each plan year and before any bonus award is paid to a Covered Employee, the Compensation Committee will be responsible for certifying performance with respect to the target awards and corresponding performance criteria and making final determinations of annual incentive payments for Covered Employees.

Participants in the New AIP must be employed by Granite on the payment date in order to receive a bonus award payment, except in the case of retirement, death or disability. In the case of retirement, death, or disability, participants will receive a prorated award. Individual awards earned under the New AIP will be paid in cash. Awards paid under the New AIP are eligible for deferral under, and in accordance with the terms and conditions of, the Granite Construction Incorporated Key Management Deferred Compensation Plan II.

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Only employees of Granite who are designated by the Compensation Committee as participants will be eligible to receive bonus awards under the New AIP. Although there is no restriction on the ability of the Compensation Committee to designate employees as participants, it is presently contemplated that, in general, only Covered Employees, officers who may become Covered Employees and the Chief Financial Officer will be designated as participants. If the New AIP is approved by Granite’s shareholders at the annual meeting, it is estimated that there will be approximately six persons designated to be participants for 2015.

The amounts of bonus payments that may be made under the New AIP are not presently determinable. For information regarding bonus payments made to Granite’s Named Executive Officers for 2014 under the existing annual incentive plan, see “Executive and Director Compensation and Other Matters—Compensation Discussion and Analysis.”

At any time, the Board may suspend or terminate the New AIP and the Compensation Committee may amend the New AIP, subject to shareholder approval to the extent required under Section 162(m) of the Code.

Board Recommendation and Vote Required

The Board of Directors is asking shareholders to approve this proposal as outlined above. In the event shareholders do not approve this proposal, no awards will be paid under the New AIP and the Compensation Committee will, in it is discretion, consider other methods of providing appropriate compensation to persons who may otherwise have been eligible to receive such payments.

Approval of the New AIP will require the affirmative vote of a majority of the total votes cast on this proposal. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote.

BOARD OF DIRECTORS RECOMMENDATION

The Board of Directors unanimously recommends a vote "FOR" this proposal to approve the Granite Construction Incorporated Annual Incentive Plan

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Proposal 4: Approval of the Granite Construction Incorporated Long Term incentive Plan

Background

In 2010, Granite’s shareholders approved Granite’s existing long term incentive plan to be used for equity-based incentive awards to executive officers and other employees of Granite. The existing long term incentive plan allows Granite to grant long term equity-based incentive opportunities based upon meeting or exceeding performance goals. On December 19, 2014, the Board of Directors adopted the new Granite Construction Incorporated Long Term Incentive Plan (the “New LTIP”) to be effective, subject to shareholder approval, as of January 1, 2015. The Board of Directors is submitting the New LTIP for such shareholder approval at the annual meeting.

If approved by shareholders, the New LTIP will replace the existing long term incentive plan. A copy of the New LTIP is attached to this proxy statement as Appendix B.

The principal reason for submitting the New LTIP to shareholders for approval is to enable Granite to continue to structure certain long term equity-based incentive opportunities so that they may qualify as “qualified performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). If long term incentive awards under the New LTIP qualify as qualified performance-based compensation for purposes of Section 162(m) of the Code, then Granite may be able to receive a federal income tax deduction for certain compensation paid to its Chief Executive Officer and its other three most highly compensated executive officers (other than its Chief Financial Officer) (collectively, the “Covered Employees”) in excess of $1 million for any taxable year. While Granite believes it is in the best interests of Granite and its shareholders to have the ability to grant qualified performance-based compensation under Section 162(m) of the Code, it may decide to grant compensation that will not qualify as qualified performance-based compensation for purposes of Section 162(m) of the Code. Moreover, even if Granite intends to grant compensation that qualifies as qualified performance-based compensation for purposes of Section 162(m) of the Code, it cannot guarantee that such compensation ultimately will be deductible by Granite.

With respect to long term incentive awards, in order to satisfy the qualified performance-based compensation exception to the deduction limitation of Section 162(m) of the Code, the payout of the award must be contingent solely on the attainment of one or more performance goals determined by a committee of two or more outside directors. The award must also be granted pursuant to a shareholder approved plan containing (1) the material terms of the performance criteria pursuant to which the performance goals may be established, (2) the individuals eligible to receive awards under the plan, and (3) a specified limit on the maximum awards that a participant may receive within a certain time period or periods. Shareholder approval of this proposal is intended to satisfy the shareholder approval requirements under Section 162(m) of the Code.

Purpose of the Plan

The New LTIP is consistent with our emphasis on performance-based compensation and our current compensation philosophy. Moreover, the New LTIP is intended to:

(a)	align the interests of the participants and our shareholders and motivate participants toward superior performance;

(b)	provide restricted stock unit awards based on long term results that are key to the successful operation of the company; and

(c)	attract and retain the services of the employees upon whose judgment, interest and special effort the successful conduct of the company’s operations is largely dependent.

The principle features of the New LTIP are summarized below, but the summary is qualified in its entirety by reference to the New LTIP itself.

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Summary of the Plan

The Compensation Committee, which is composed solely of outside directors, will administer and have the authority to interpret the New LTIP as it applies to Covered Employees and other employees who are designated as participants in the New LTIP by the Compensation Committee at the beginning of the applicable performance period. Within the first 90 days of each three-year performance period, the Compensation Committee will establish one or more individual target awards for each participant designated by the Compensation Committee, including the Covered Employees. The target awards are established as a dollar amount and restricted stock unit awards are calculated by dividing the thirty-day average of the company’s stock price (measured during the first 30 days of the first year of the applicable three-year performance period) into the dollar amount set forth in the target award; provided, however, that no more than 100,000 shares or share equivalents may be awarded to any Covered Employee for any performance period. Subject to the foregoing maximum, actual awards may be paid at target, above target or below target depending on Granite’s financial performance.

The Compensation Committee reserves discretion under the New LTIP to adjust downward individual target awards for the Covered Employees based on individual performance during the performance period; awards applicable to Covered Employees may not be adjusted upward. With respect to participants who are not Covered Employees, individual target awards may be adjusted up or down at the discretion of the Compensation Committee based on individual performance during the performance period.

An individual target award applicable to a Covered Employee may be based on any one or more of the following performance criteria. Each performance criterion may be used either alone or in any combination, which may be expressed with respect to Granite or one or more subsidiaries or business or operating units, as the Compensation Committee may determine.

• revenue	• earnings per share	• net operating profits, net of taxes	• earnings before income tax (EBIT) / pre-tax profit	• net operating assets
• net income and adjusted net income	• return on stockholder equity	• net asset value	• return on equity	• general and administrative costs
• gross margin / gross profit margin	• return on capital	• cost of capital and weighted average cost of capital	• operating income and adjusted operating income	• safety incident rate (including total injury incident rate, OSHA recordable injury rate and lost time injury rate)
• operating margin	• return on net assets	• economic profit	• gross profit	• total shareholder return
• selling, general and administrative expense (SG&A)	• economic value added	• return on assets	• return on invested capital	• backlog
• cash flow and operating cash flow	• earnings before income tax, depreciation and amortization (EBITDA)	• overhead

At the end of each three-year performance period and before any award is paid to a Covered Employee, the Compensation Committee will be responsible for certifying performance with respect to the target awards and corresponding performance criteria and making final determinations of long term incentive payments for Covered Employees.

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Participants in the New LTIP must be employed by the company on the payment date in order to receive a restricted stock unit award, except in the case of retirement, death or disability. In the case of retirement, death, or disability, participants will receive a prorated award. Restricted stock unit awards paid under the New LTIP are issued under the Granite Construction Incorporated 2012 Equity Incentive Plan. Restricted stock unit awards paid under the New LTIP are eligible for deferral under, and in accordance with the terms and conditions of, the Granite Construction Incorporated Key Management Deferred Compensation Plan II.

Only employees of Granite who are designated by the Compensation Committee as participants will be eligible to receive long term incentive awards under the New LTIP. Although there is no restriction on the ability of the Compensation Committee to designate employees as participants, it is presently contemplated that, in general, only Covered Employees, officers who may become Covered Employees and the Chief Financial Officer will be designated as participants. If the New LTIP is approved by Granite’s shareholders at the annual meeting, it is estimated that there will be approximately six persons designated to be participants for the 2015 – 2017 performance period.

The amounts of equity awards that may be made under the New LTIP are not presently determinable. For information regarding equity awards made to Granite’s Named Executive Officers for 2014 under the existing long term incentive plan, see “Executive and Director Compensation and Other Matters—Compensation Discussion and Analysis.”

At any time, the Board may suspend or terminate the New LTIP and the Compensation Committee may amend the New LTIP, subject to shareholder approval to the extent required under Section 162(m) of the Code.

Board Recommendation and Vote Required

The Board of Directors is asking shareholders to approve this proposal as outlined above. In the event shareholders do not approve this proposal, no awards will be paid under the New LTIP and the Compensation Committee will, in it is discretion, consider other methods of providing appropriate compensation to persons who may otherwise have been eligible to receive such payments.

Approval of the New LTIP will require the affirmative vote of a majority of the total votes cast on this proposal. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote.

BOARD OF DIRECTORS RECOMMENDATION

The Board of Directors unanimously recommends a vote "FOR" this proposal to approve the Granite Construction Incorporated Long Term Incentive Plan.

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Proposal 5: Ratification of Independent Registered Public Accounting Firm

The Audit/Compliance Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP to serve as Granite's independent registered public accounting firm to perform the audit of our financial statements for the fiscal year ending December 31, 2015. PricewaterhouseCoopers LLP and its predecessor, Coopers & Lybrand, have been our auditors since 1982.

A representative of PricewaterhouseCoopers LLP will be present at the annual meeting. He or she will be given the opportunity to make a statement if he or she desires and will be available to respond to appropriate shareholder questions.

Although ratification is not required by Granite's bylaws or otherwise, the Board is submitting the selection of PricewaterhouseCoopers LLP to our shareholders for ratification as a matter of good corporate practice. If shareholders do not ratify the appointment of PricewaterhouseCoopers LLP as Granite's independent registered public accounting firm, the Audit/Compliance Committee will reconsider the appointment. Even if the selection is ratified, the Audit/Compliance Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year it if determines that such a change would be in the best interest of Granite and our shareholders.

BOARD OF DIRECTORS RECOMMENDATION

The Board of Directors unanimously recommends a vote "FOR" the ratification of the appointment by the Audit/Compliance Committee of PricewaterhouseCoopers LLP as Granite's independent registered public accounting firm for the fiscal year ending December 31, 2015.

Shareholder Proposals to be Presented at the 2016 Annual Meeting of Shareholders

Under Granite's bylaws, director nominations and proposals for other business to be presented at the annual shareholder meeting by a shareholder may be made only if that shareholder is entitled to vote at the meeting, timely gave the required notice, and was a shareholder of record at the time when he or she gave the required notice. The required notice must be in writing, must contain the information specified in our bylaws, and must be received at our principal executive offices, addressed to the Corporate Secretary, not less than 120 days prior to the first anniversary of the date the proxy statement for the preceding year's annual meeting of shareholders was released to shareholders. If no meeting was held in the previous year, the date of the annual meeting is changed by more than 30 calendar days from the previous year, or in the event of a special meeting, to be on time, the notice must be delivered by the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public announcement of the date of the meeting was made.

Separate from the requirements in our bylaws, you may submit proposals on matters appropriate for shareholder action at our annual meeting of shareholders in accordance with Rule 14a-8 promulgated under the Exchange Act ("Rule 14a-8"). Rule 14a-8 entitles a shareholder to require us to include certain shareholder proposals in Granite's proxy materials if the shareholder meets certain eligibility and timing requirements set forth in Rule 14a-8.

Pursuant to Granite's bylaws and Rule 14a-8, to be considered for inclusion in Granite's proxy statement or otherwise presented at our 2016 annual meeting of shareholders, a shareholder nomination or proposal must be received by our Secretary at Granite's principal executive offices on or before Wednesday, December 23, 2015.

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Householding

As permitted by the Exchange Act, only one copy of the Notice of Internet Availability of Proxy Materials or proxy materials is being delivered to shareholders residing at the same address, unless any shareholder has notified us of its desire to receive multiple copies of the Notice of Internet Availability of Proxy Materials or proxy materials, as applicable. This is known as householding. We will promptly deliver, upon oral or written request, a separate copy of the Notice of Internet Availability of Proxy Materials or the proxy materials, as applicable, to any shareholder residing at a shared address to which only one copy was mailed. Requests for additional copies of the Notice of Internet Availability of Proxy Materials or proxy materials, or requests to receive multiple or single copies of the Notice of Internet Availability of Proxy Materials or proxy materials at a shared address in the future, should be directed to: Granite Construction Incorporated, 585 West Beach Street, Watsonville, California 95076, Attention: Investor Relations Department, Telephone: 831.724.1011.

Form 10-K

Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (excluding exhibits) filed with the SEC are available, without charge, upon written request to Granite Construction Incorporated, 585 West Beach Street, Watsonville, California 95076, Attention: Investor Relations Department. Exhibits to the Annual Report on Form 10-K will be furnished upon payment of a fee of $0.25 per page to cover our expenses in furnishing the exhibits.

Other Matters

As of the date of this proxy statement, the only matters that management intends to present or knows that others will present at the meeting have been included in this proxy statement. If any other matters are properly presented at the meeting, or any adjournment, your shares will be voted in the discretion of the persons named on your proxy card.

Dated: April 24, 2015

/s/ Richard A. Watts
Richard A. Watts
Senior Vice President, General Counsel and Secretary

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APPENDIX A

GRANITE CONSTRUCTION INCORPORATED

ANNUAL INCENTIVE PLAN

(As Adopted by the Board of Directors December 19, 2014)

(As Amended April 8, 2015)

(Approved by Stockholders June __, 2015)

1.	ESTABLISHMENT; PURPOSE; TERM OF PLAN

1.1 Establishment. The Plan was established by the Board effective January 1, 2015.

1.2 Purpose. The purpose of the Plan is to align the interests of Participants and Company shareholders and to motivate Participants toward superior performance. The Plan is intended to provide annual cash incentives based on short term results that are key to the successful operation of the Company. The Plan also is intended to enable the Company to attract and retain the services of employees upon whose judgment, interest and special effort the successful conduct of the Company’s operations is largely dependent.

1.3 Term of Plan. The Plan will become effective upon approval by the shareholders of the Company. No Awards may be paid to any Participant prior to the date of such approval. The approval of the Plan by the shareholders of the Company does not limit the power of the Company, the Board or the Committee to adopt other compensation plans or arrangements for any or all of the employees, including plans or arrangements which provide for payments that do not qualify as performance-based compensation under Section 162(m) of the Code. The Plan shall continue until terminated in connection with Section 14 hereof.

2.	DEFINITIONS AND CONSTRUCTION

2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) “Board” means the Board of Directors of the Company.

(b) “Cause” means the occurrence of any of the following: (i) the Participant’s theft, dishonesty, misconduct, breach of fiduciary duty for personal profit, or falsification of any documents or records of the Company; (ii) the Participant’s material failure to abide by the code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct) of the Company; (iii) misconduct by the Participant within the scope of Section 304 of the Sarbanes-Oxley Act of 2002 as a result of which of the Company is required to prepare an accounting restatement; (iv) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of the Company (including, without limitation, the Participant’s improper use or disclosure of the confidential or proprietary information of the Company); (v) any intentional act by the Participant which has a material detrimental effect on the reputation or business of the Company; (vi) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from the Company of, and a reasonable opportunity to cure, such failure or inability; (vii) any material breach by the Participant of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement between the Participant and the Company, which breach is not cured pursuant to the terms of such agreement; or (viii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with the Company.

(c) “CEO” means the Chief Executive Officer of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Committee” means the Compensation Committee of the Board; provided, however, that the Committee shall consist solely of two or more “outside directors,” in conformance with Section 162(m) of the Code.

(f) “Company” means Granite Construction Incorporated, a Delaware corporation and each present or future parent and subsidiary corporation or other business entity thereof.

(g) “Covered Employee” means an eligible Participant designated by the Committee who is, or is expected to be, a “covered employee” within the meaning of Section 162(m) for the Plan Year for which an award is payable hereunder.

Appendix A 1

(h) “Disability” means the Participant’s permanent and total disability within the meaning of Section 22(e)(3) of the Code.

(i) “Individual Target Award” means the target award established for each Participant under Section 5, which shall be a percentage of the Participant’s base salary, a fixed dollar amount and/or based on one or more Performance Goals, as determined by the Committee.

(j) “NQDC” means the Granite Construction Incorporated Key Management Deferred Compensation Plan II, as amended from time to time.

(k) “Participant” means an employee specifically designated as a Participant for a Plan Year under Section 4.

(l) “Payment Date” means the date following the conclusion of a Plan Year on which the Committee certifies that applicable Performance Goals have been satisfied and authorizes payment of corresponding awards.

(m) “Performance Goals” has the meaning set forth in Section 6.1 hereof.

(n) “Plan” means the Granite Construction Incorporated Annual Incentive Plan.

(o) “Plan Year” means the fiscal year of the Company.

(p) “Section 162(m)” means Section 162(m) of the Code and regulations promulgated thereunder, as may be amended from time to time.

(q) “Retirement” means termination of employment after attaining the age of 62 and after at least ten (10) years of service with the Company or after attaining the age of 65 and after at least five (5) years of service with the Company.

2.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, words in the masculine gender, when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.	ADMINISTRATION

3.1 The Committee shall have full power and authority, subject to the provisions of the Plan, (i) to designate employees as Participants, (ii) to add and delete employees from the list of designated Participants, (iii) to establish Individual Target Awards for Participants, (iv) to establish performance goals upon achievement of which the Individual Target Awards will be based, and (v) to take all action in connection with the foregoing or in relation to the Plan as it deems necessary or advisable. Decisions and selections of the Committee shall be made by a majority of its members and, if made pursuant to the provisions of the Plan, shall be final.

3.2 Notwithstanding the foregoing, the Committee may delegate to the CEO the power and authority, subject to the provisions of the Plan, (i) to designate employees who are not Covered Employees as Participants, (ii) to recommend Covered Employees to the Committee for designation as Participants; provided that the Committee shall review and approve Covered Employees as Plan Participants recommended by the CEO, (iii) to add and delete employees who are not Covered Employees from the list of designated Participants, (iv) to establish Individual Target Awards and performance goals upon achievement of which such Individual Target Awards will be based for Participants who are not Covered Employees, and (v) to review and approve, modify or disapprove, or otherwise adjust or determine the amount, if any, to be paid to Participants who are not Covered Employees for the applicable Plan Year based on such Participants’ performance goals and individual performance. In addition to the forgoing, the CEO may further delegate his authority to other executive officers of the Company, except that the CEO may not delegate his authority to recommend Covered Employees to the Committee for designation as Participants. References to the Committee herein shall include references to the CEO and his designees to the extent that the Committee has delegated power and authority under the Plan to the CEO and to the extent that the CEO has further delegated power and authority under the Plan to other executive officers of the Company.

3.3 The Committee may promulgate such rules and regulations as it deems necessary for the proper administration of the Plan and the CEO (but not his designees) may promulgate rules and regulations as he deems necessary for the proper administration of the Plan with respect to Participants who are not Covered Employees. The Committee may interpret the provisions and supervise the administration of the Plan, and take all action in connection therewith or in relation to the Plan as it deems necessary or advisable. The interpretation and construction by the Committee of any provision of the Plan or of any award shall be final, binding and conclusive on all persons.

Appendix A 2

4.	PARTICIPATION

Only employees of the Company designated as Participants by the Committee are eligible under the Plan. Participation in the Plan in one Plan Year is not a guarantee of participation in a future Plan Year.

5.	INDIVIDUAL TARGET AWARDS FOR PARTICIPANTS

At the beginning of each Plan Year, the Committee shall establish one or more Individual Target Awards for each Participant. Individual Target Awards are targets only and the amount of any target may or may not be paid to the Participant. Establishment of one or more Individual Target Awards for an employee for any Plan Year shall not imply or require that Individual Target Awards or an Individual Target Award at any specified level will be set for any subsequent year. The amount of any actual award paid to any Participant may be greater or less than the target. As set forth in Section 7.4 below (but subject to the limitations applicable to Covered Employees contained in Section 8), the actual award may be increased or decreased, including to zero, as determined by the Committee in its discretion for any Plan Year.

6.	BASIS OF AWARDS

6.1 Performance Goals. The Committee shall establish measures, which may include financial and non-financial objectives (“Performance Goals”) for the Company. These Performance Goals shall be determined by the Committee in advance of each Plan Year or within such period as may be permitted by the regulations issued under Section 162(m), and to the extent that awards are paid to Covered Employees, the performance criteria to be used shall be any of the following, either alone or in any combination, which may be expressed with respect to the Company or one or more subsidiaries or business or operating units, as the Committee may determine:

• revenue	• earnings per share	• net operating profits, net of taxes	• earnings before income tax (EBIT) / pre-tax profit	• net operating assets
• net income and adjusted net income	• return on stockholder equity	• net asset value	• return on equity	• general and administrative costs
• gross margin / gross profit margin	• return on capital	• cost of capital and weighted average cost of capital	• operating income and adjusted operating income	• safety incident rate (including total injury incident rate, OSHA recordable injury rate and lost time injury rate)
• operating margin	• return on net assets	• economic profit	• gross profit	• total shareholder return
• selling, general and administrative expense (SG&A)	• economic value added	• return on assets	• return on invested capital	• backlog
• cash flow and operating cash flow	• earnings before income tax, depreciation and amortization (EBITDA)	• overhead

Appendix A 3

6.2 Adjustment of Performance Goals. Performance Goals may be determined on an absolute basis or relative to internal goals or relative to levels attained in prior years or related to other companies or indices or as ratios expressing relationships between two or more Performance Goals or in such other manner as determined by the Committee. In addition, Performance Goals may be based upon the attainment of specified levels of Company performance under one or more of the measures described above relative to the performance of other corporations. To the extent specified by the Committee in such documents setting forth the Performance Goals at the time the Performance Goals are established (including but not limited to an award agreement), the Committee may make adjustments (but only to the extent such adjustments would be permitted under Section 162(m)) in the method of calculating the attainment of Performance Goals for a Plan Year (1) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Plan Year following such divestiture and (2) to exclude any one or more of the following:

(a) restructuring and/or other nonrecurring charges;

(b) exchange rate effects;

(c) the effects of changes to generally accepted accounting principles;

(d) the effects of any statutory adjustments to corporate tax rates;

(e) the effects of any “extraordinary items” as determined under generally accepted accounting principles;

(f) the dilutive effects of acquisitions or joint ventures;

(g) the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends;

(h) the effects of the award of bonuses under the Company’s bonus plans;

(i) costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles;

(j) the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; and

(k) the effect of any other unusual, non-recurring gain or loss or other extraordinary item.

6.3 Performance Goals related to more than One Operating Unit of the Company. Awards may be based on performance against objectives for more than one subsidiary or business or operating unit of the Company. For example, awards for corporate management may be based on overall corporate performance against objectives, but awards for a business unit’s management may be based on a combination of corporate, business unit and sub-unit performance against objectives.

6.4 Individual Performance. Subject to the limitations set forth in Section 8 below, individual performance of each Participant may be measured and used in determining awards under the Plan.

7.	AWARD DETERMINATION

7.1 Award Determined by Committee. After any Plan Year for which an Individual Target Award is established for a Participant under the Plan, the Committee shall review and approve, modify or disapprove the amount, if any, to be paid to the Participant for the Plan Year. The amount paid shall be the Individual Target Award adjusted to reflect both the results against the Participant’s Performance Goals and the Participant’s individual performance, subject to the limitations set forth in Section 8 below. All awards are subject to adjustment at the sole discretion of the Committee.

7.2 Financial and Non-Financial Performance. Individual Target Award amounts may be modified based on the achievement of financial and non-financial objectives by the Company and relevant business or operating units and/or sub-units of the Company. Performance results against objectives shall be reviewed and approved by the Committee in accordance with Section 6.2 above, as applicable.

Appendix A 4

7.3 Individual Performance. Any Individual Target Award, adjusted to reflect financial performance, may be further adjusted with the review and approval of the Committee to give full weight to the Participant’s individual performance during the Plan Year, subject to the limitations set forth in Section 8 below.

7.4 Overall Effect. Subject to the limitations set forth in Section 8 below, the combination of any financial performance adjustment and individual performance adjustment may increase the amount paid under the Plan to a Participant for any Plan Year as determined by the Committee, and may reduce any amount payable including to zero.

8.	PROCEDURES APPLICABLE TO COVERED EMPLOYEES

8.1 Awards under the Plan established for Participants who are Covered Employees shall be subject to preestablished Performance Goals as set forth in this Section 8. Notwithstanding the provisions of Section 7.3 above, the Committee shall not have discretion to modify the terms of awards to such Participants except as specifically set forth in this Section 8.

8.2 At the beginning of a Plan Year, the Committee shall establish Individual Target Awards for such of the Participants who may be Covered Employees, payment of which shall be conditioned upon satisfaction of specific Performance Goals for the Plan Year established by the Committee in writing in advance of the Plan Year, or within such period as may be permitted by regulations issued under Section 162(m). The Performance Goals established by the Committee shall be based on one or more of the criteria set forth in Section 6.1 above. The extent, if any, to which an award will be payable will be based upon the degree of achievement of the Performance Goals in accordance with a pre-established objective formula or standard as determined by the Committee. The application of the objective formula or standard to the Individual Target Award will determine whether the Covered Employee’s award for the Plan Year is greater than, equal to or less than the Participant’s Individual Target Award. To the extent that the minimum Performance Goals are satisfied or surpassed, and upon written certification by the Committee that the Performance Goals have been satisfied to a particular extent, payment of the award shall be made as soon as reasonably practicable after the Payment Date in accordance with the objective formula or standard applied to the Individual Target Award unless the Committee determines, in its sole discretion, to reduce or eliminate the payment to be made.

8.3 Notwithstanding any other provision of the Plan, the maximum award payable to any Participant who is a Covered Employee for any Plan Year shall not exceed $2,500,000.

9.	PAYMENT OF AWARDS

An award under the Plan shall be paid in cash in a single sum to the Participant as soon as reasonably practicable after Payment Date, unless the Participant elects to defer his or her award pursuant to the terms and conditions of the NQDC and in compliance with Section 409A of the Code. To the extent that an award is not deferred under the NQDC, such award shall be paid no later than the later of two and one-half months following the end of the Plan Year or the end of the calendar year in which the Payment Date occurs.

10.	EMPLOYMENT ON PAYMENT DATE

10.1 Except as provided in Section 10.2 below, no award shall be made to any Participant who is not an active employee of the Company on the Payment Date. Notwithstanding any other provision of this Section 10 to the contrary, any pro-rata award that the Committee in its sole and absolute discretion, may make to a Covered Employee upon a circumstance that is not death or Disability, shall be based on the attainment of the pre-established Performance Goals designated for the applicable Plan Year under Section 8 above.

10.2 Death, Disability or Retirement. If the Participant’s service is terminated by reason of the death, Disability or Retirement of the Participant before the Payment Date, the Participant shall be entitled to receive payment of a prorated award. The award shall be prorated on the basis of the ratio the numerator of which is the number of months of the Participant’s service during the Plan Year and the denominator of which is twelve.

11.	WITHHOLDING TAXES

Whenever the payment of an award is made, such payment shall be net of an amount sufficient to satisfy federal, state and local income and employment tax withholding requirements and authorized deductions.

Appendix A 5

12.	EMPLOYMENT RIGHTS

Neither the Plan nor designation as a Plan Participant shall be deemed to give any individual a right to remain employed by the Company. The Company reserves the right to terminate the employment of any employee at any time, with or without cause or for no cause, subject only to a written employment contract (if any).

13.	NONASSIGNMENT; PARTICIPANTS ARE GENERAL CREDITORS

13.1 The interest of any Participant under the Plan shall not be assignable either by voluntary or involuntary assignment or by operation of law (except by designation of a beneficiary or beneficiaries to the extent allowed under the NQDC with respect to amounts deferred under Section 9) and any attempted assignment shall be null, void and of no effect.

13.2 Amounts paid under the Plan shall be paid from the general funds of the Company, and each Participant shall be no more than an unsecured general creditor of the Company with no special or prior right to any assets of the Company for payment of any obligations hereunder. Nothing contained in the Plan shall be deemed to create a trust of any kind for the benefit of any Participant, or create any fiduciary relationship between the Company and any Participant with respect to any assets of the Company.

14.	AMENDMENT OR TERMINATION

The Board may terminate or suspend the Plan at any time. The Committee may amend the Plan at any time; provided that (i) to extent required under Section 162(m), the Plan will not be amended without prior approval of the Company’s stockholders, and (ii) no amendment shall retroactively and adversely affect the payment of any award previously made.

15.	SUCCESSORS AND ASSIGNS

This Plan shall be binding on the Company and its successors or assigns.

16.	INTERPRETATION AND SEVERABILITY

The Plan is intended to comply with Section 162(m), and all provisions contained herein shall be construed and interpreted in a manner to so comply. In case any one or more of the provisions contained in the Plan shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Plan, but the Plan shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.

In witness whereof, the undersigned officer of the Company certifies that the foregoing sets forth the Granite Construction Incorporated Annual Incentive Plan as duly adopted by the Board on December 19, 2014.

GRANITE CONSTRUCTION INCORPORATED

/s/ James H. Roberts
By:	James H. Roberts
Title:	President & Chief Executive Officer

Appendix A 6

APPENDIX B

GRANITE CONSTRUCTION INCORPORATED

LONG TERM INCENTIVE PLAN

(As Adopted by the Board of Directors December 19, 2014)

(As Amended April 8, 2015)

(Approved by Stockholders June __, 2015)

1.	ESTABLISHMENT; PURPOSE; TERM OF PLAN

1.1 Establishment. The Plan was established by the Board effective January 1, 2015.

1.2 Purpose. The purpose of the Plan is to align the interests of Participants and Company shareholders and to motivate Participants toward superior performance. The Plan is intended to provide restricted stock or restricted stock unit awards based on long term results that are key to the successful operation of the Company. The Plan also is intended to enable the Company to attract and retain the services of employees upon whose judgment, interest and special effort the successful conduct of the Company’s operations is largely dependent.

1.3 Term of Plan. The Plan will become effective upon approval by the shareholders of the Company. No restricted stock or restricted stock unit awards may be issued to any Participant prior to the date of such approval. The approval of the Plan by the shareholders of the Company does not limit the power of the Company, the Board or the Committee to adopt other compensation plans or arrangements for any or all of the employees, including plans or arrangements which provide for payments that do not qualify as performance-based compensation under Section 162(m) of the Code. The Plan shall continue until terminated in connection with Section 14 hereof.

2.	DEFINITIONS AND CONSTRUCTION

2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) “Board” means the Board of Directors of the Company.

(b) “Cause” means the occurrence of any of the following: (i) the Participant’s theft, dishonesty, misconduct, breach of fiduciary duty for personal profit, or falsification of any documents or records of the Company; (ii) the Participant’s material failure to abide by the code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct) of the Company; (iii) misconduct by the Participant within the scope of Section 304 of the Sarbanes-Oxley Act of 2002 as a result of which of the Company is required to prepare an accounting restatement; (iv) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of the Company (including, without limitation, the Participant’s improper use or disclosure of the confidential or proprietary information of the Company); (v) any intentional act by the Participant which has a material detrimental effect on the reputation or business of the Company; (vi) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from the Company of, and a reasonable opportunity to cure, such failure or inability; (vii) any material breach by the Participant of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement between the Participant and the Company, which breach is not cured pursuant to the terms of such agreement; or (viii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with the Company.

(c) “CEO” means the Chief Executive Officer of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Committee” means the Compensation Committee of the Board; provided, however, that the Committee shall consist solely of two or more “outside directors,” in conformance with Section 162(m) of the Code.

(f) “Company” means Granite Construction Incorporated, a Delaware corporation and each present or future parent and subsidiary corporation or other business entity thereof.

Appendix B 1

(g) “Covered Employee” means an eligible Participant designated by the Committee who is, or is expected to be, a “covered employee” within the meaning of Section 162(m) for the Performance Period for which an award is payable hereunder.

(h) “Disability” means the Participant’s permanent and total disability within the meaning of Section 22(e)(3) of the Code.

(i) “Individual Target Award” means the target award established for each Participant under Section 5, which shall be a percentage of the Participant’s base salary, a fixed dollar amount and/or based on one or more Performance Goals, as determined by the Committee.

(j) “NQDC” means the Granite Construction Incorporated Key Management Deferred Compensation Plan II, as amended from time to time.

(k) “Participant” means an employee specifically designated as a Participant for a Performance Period under Section 4.

(l) “Payment Date” means the date following the conclusion of a Performance Period on which the Committee certifies that applicable Performance Goals have been satisfied and authorizes payment of corresponding awards.

(m) “Performance Goals” has the meaning set forth in Section 6.1 hereof.

(n) “Performance Period” means three consecutive fiscal years of the Company.

(o) “Plan” means the Granite Construction Incorporated Long Term Incentive Plan.

(p) “Section 162(m)” means Section 162(m) of the Code and regulations promulgated thereunder, as may be amended from time to time.

(q) “Retirement” means termination of employment after attaining the age of 62 and after at least ten (10) years of service with the Company or after attaining the age of 65 and after at least five (5) years of service with the Company.

2.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, words in the masculine gender, when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.	ADMINISTRATION

3.1 The Committee shall have full power and authority, subject to the provisions of the Plan, (i) to designate employees as Participants, (ii) to add and delete employees from the list of designated Participants, (iii) to establish Individual Target Awards for Participants, (iv) to establish performance goals upon achievement of which the Individual Target Awards will be based, and (v) to take all action in connection with the foregoing or in relation to the Plan as it deems necessary or advisable. Decisions and selections of the Committee shall be made by a majority of its members and, if made pursuant to the provisions of the Plan, shall be final.

3.2 Notwithstanding the foregoing, the Committee may delegate to the CEO the power and authority, subject to the provisions of the Plan, (i) to designate employees who are not Covered Employees as Participants, (ii) to recommend Covered Employees to the Committee for designation as Participants; provided that the Committee shall review and approve Covered Employees as Plan Participants recommended by the CEO, (iii) to add and delete employees who are not Covered Employees from the list of designated Participants, (iv) to establish Individual Target Awards and performance goals upon achievement of which such Individual Target Awards will be based for Participants who are not Covered Employees, and (v) to review and approve, modify or disapprove, or otherwise adjust or determine the amount, if any, to be paid to Participants who are not Covered Employees for the applicable Performance Period based on such Participants’ performance goals and individual performance. In addition to the forgoing, the CEO may further delegate his authority to other executive officers of the Company, except that the CEO may not delegate his authority to recommend Covered Employees to the Committee for designation as Participants. References to the Committee herein shall include references to the CEO and his designees to the extent that the Committee has delegated power and authority under the Plan to the CEO and to the extent that the CEO has further delegated power and authority under the Plan to other executive officers of the Company.

Appendix B 2

3.3 The Committee may promulgate such rules and regulations as it deems necessary for the proper administration of the Plan and the CEO (but not his designees) may promulgate rules and regulations as he deems necessary for the proper administration of the Plan with respect to Participants who are not Covered Employees. The Committee may interpret the provisions and supervise the administration of the Plan, and take all action in connection therewith or in relation to the Plan as it deems necessary or advisable. The interpretation and construction by the Committee of any provision of the Plan or of any award shall be final, binding and conclusive on all persons.

4.	PARTICIPATION

Only employees of the Company designated as Participants by the Committee are eligible under the Plan. Participation in the Plan in one Performance Period is not a guarantee of participation in a future Performance Period.

5.	INDIVIDUAL TARGET AWARDS FOR PARTICIPANTS

At the beginning of each Performance Period, the Committee shall establish one or more Individual Target Awards for each Participant. Individual Target Awards are targets only and the amount of any target may or may not be paid to the Participant. Establishment of one or more Individual Target Awards for an employee for any Performance Period shall not imply or require that Individual Target Awards or an Individual Target Award at any specified level will be set for any subsequent Performance Period. The actual restricted stock or restricted stock unit award issued to any Participant may be greater or less than the target. As set forth in Section 7.4 below (but subject to the limitations applicable to Covered Employees contained in Section 8), the actual award may be increased or decreased, including to zero, as determined by the Committee in its discretion for any Performance Period.

6.	BASIS OF AWARDS

6.1 Performance Goals. The Committee shall establish measures, which may include financial and non-financial objectives (“Performance Goals”) for the Company. These Performance Goals shall be determined by the Committee in advance of each Performance Period or within such period as may be permitted by the regulations issued under Section 162(m), and to the extent that restricted stock or restricted stock unit awards are issued to Covered Employees, the performance criteria to be used shall be any of the following, either alone or in any combination, which may be expressed with respect to the Company or one or more subsidiaries or business or operating units, as the Committee may determine:

• revenue	• earnings per share	• net operating profits, net of taxes	• earnings before income tax (EBIT) / pre-tax profit	• net operating assets
• net income and adjusted net income	• return on stockholder equity	• net asset value	• return on equity	• general and administrative costs
• gross margin / gross profit margin	• return on capital	• cost of capital and weighted average cost of capital	• operating income and adjusted operating income	• safety incident rate (including total injury incident rate, OSHA recordable injury rate and lost time injury rate)
• operating margin	• return on net assets	• economic profit	• gross profit	• total shareholder return
• selling, general and administrative expense (SG&A)	• economic value added	• return on assets	• return on invested capital	• backlog
• cash flow and operating cash flow	• earnings before income tax, depreciation and amortization (EBITDA)	• overhead

Appendix B 3

6.2 Adjustment of Performance Goals. Performance Goals may be determined on an absolute basis or relative to internal goals or relative to levels attained in prior years or related to other companies or indices or as ratios expressing relationships between two or more Performance Goals or in such other manner as determined by the Committee. In addition, Performance Goals may be based upon the attainment of specified levels of Company performance under one or more of the measures described above relative to the performance of other corporations. To the extent specified by the Committee in such documents setting forth the Performance Goals at the time the Performance Goals are established (including but not limited to an award agreement), the Committee may make adjustments (but only to the extent such adjustments would be permitted under Section 162(m)) in the method of calculating the attainment of Performance Goals for a Performance Period (1) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture and (2) to exclude any one or more of the following:

(a) restructuring and/or other nonrecurring charges;

(b) exchange rate effects;

(c) the effects of changes to generally accepted accounting principles;

(d) the effects of any statutory adjustments to corporate tax rates;

(e) the effects of any “extraordinary items” as determined under generally accepted accounting principles;

(f) the dilutive effects of acquisitions or joint ventures;

(g) the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends;

(h) the effects of the award of bonuses under the Company’s bonus plans;

(i) costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles;

(j) the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; and

(k) the effect of any other unusual, non-recurring gain or loss or other extraordinary item.

6.3 Performance Goals related to More than One Operating Unit of the Company. Awards may be based on performance against objectives for more than one subsidiary or business or operating unit of the Company. For example, awards for corporate management may be based on overall corporate performance against objectives, but awards for a business unit’s management may be based on a combination of corporate, business unit and sub-unit performance against objectives.

6.4 Individual Performance. Subject to the limitations set forth in Section 8 below, individual performance of each Participant may be measured and used in determining awards under the Plan.

7.	AWARD DETERMINATION

7.1 Award Determined by Committee. After any Performance Period for which an Individual Target Award is established for a Participant under the Plan, the Committee shall review and approve, modify or disapprove the number of restricted stock or restricted stock unit awards, if any, to be paid to the Participant for the Performance Period. The amount paid shall be the Individual Target Award adjusted to reflect both the results against the Participant’s Performance Goals and the Participant’s individual performance, subject to the limitations set forth in Section 8 below. All awards are subject to adjustment at the sole discretion of the Committee.

7.2 Financial and Non-Financial Performance. Individual Target Award amounts may be modified based on the achievement of financial and non-financial objectives by the Company and relevant business or operating units and/or sub-units of the Company. Performance results against objectives shall be reviewed and approved by the Committee in accordance with Section 6.2 above, as applicable.

Appendix B 4

7.3 Individual Performance. Any Individual Target Award, adjusted to reflect financial performance, may be further adjusted with the review and approval of the Committee to give full weight to the Participant’s individual performance during the Performance Period, subject to the limitations set forth in Section 8 below.

7.4 Overall Effect. Subject to the limitations set forth in Section 8 below, the combination of any financial performance adjustment and individual performance adjustment may increase the amount paid under the Plan to a Participant for any Performance Period as determined by the Committee, and may reduce any amount payable including to zero.

8.	PROCEDURES APPLICABLE TO COVERED EMPLOYEES

8.1 Restricted stock or restricted stock unit awards issued under the Plan to Participants who are Covered Employees shall be subject to preestablished Performance Goals as set forth in this Section 8. Notwithstanding the provisions of Section 7.3 above, the Committee shall not have discretion to modify the terms of awards to such Participants except as specifically set forth in this Section 8.

8.2 At the beginning of a Performance Period, the Committee shall establish Individual Target Awards for such of the Participants who may be Covered Employees, payment of which shall be conditioned upon satisfaction of specific Performance Goals for the Performance Period established by the Committee in writing in advance of the Performance Period, or within such period as may be permitted by regulations issued under Section 162(m). The Performance Goals established by the Committee shall be based on one or more of the criteria set forth in Section 6.1 above. The extent, if any, to which restricted stock or restricted stock unit awards will be issued will be based upon the degree of achievement of the Performance Goals in accordance with a pre-established objective formula or standard as determined by the Committee. The application of the objective formula or standard to the Individual Target Award will determine whether the Covered Employee’s award for the Performance Period is greater than, equal to or less than the Participant’s Individual Target Award. To the extent that the minimum Performance Goals are satisfied or surpassed, and upon written certification by the Committee that the Performance Goals have been satisfied to a particular extent, issuance of restricted stock or restricted stock unit awards shall be made as soon as reasonably practicable after the Payment Date in accordance with the objective formula or standard applied to the Individual Target Award unless the Committee determines, in its sole discretion, to reduce or eliminate the award to be issued.

8.3 Notwithstanding any other provision of the Plan, the maximum number of shares subject to any restricted stock or restricted stock unit award issuable to any Participant who is a Covered Employee for any Performance Period shall not exceed 100,000 shares of Company common stock.

9.	ISSUANCE OF AWARDS

9.1 An award under the Plan shall be a restricted stock or restricted stock unit award issued to the Participant as soon as reasonably practicable after Payment Date, unless the Participant’s award is a restricted stock unit award and the Participant elects to defer his or her restricted stock unit award pursuant to the terms and conditions of the NQDC and in compliance with Section 409A of the Code. To the extent that an award is a restricted stock award or a restricted stock unit award that is not deferred under the NQDC, such award shall be issued no later than the later of two and one-half months following the end of the Performance Period or the end of calendar year in which the Payment Date occurs.

9.2 Restricted stock awards and restricted stock unit awards shall be issued pursuant to the terms and conditions of the Company’s 2012 Equity Incentive Plan, as amended (or any successor plan) and any award agreement issued thereunder.

10.	EMPLOYMENT ON PAYMENT DATE

10.1 Except as provided in Section 10.2 below, no award shall be issued to any Participant who is not an active employee of the Company on the Payment Date. Notwithstanding any other provision of this Section 10 to the contrary, any pro-rata award that the Committee in its sole and absolute discretion, may make to a Covered Employee upon a circumstance that is not death or Disability, shall be based on the attainment of the pre-established Performance Goals designated for the applicable performance period under Section 8 above.

10.2 Death, Disability or Retirement. If the Participant’s service is terminated by reason of the death, Disability or Retirement of the Participant during the final 12 months of the applicable Performance Period and before the Payment Date, the Participant shall be entitled to receive payment of a prorated award. The award shall be prorated on the basis of the ratio of number of years of the Participant’s service during the Performance Period to the total number of years in the Performance Period.

Appendix B 5

11.	WITHHOLDING TAXES

To the extent required by applicable law, whenever the payment of an award is made, such payment shall be net of an amount sufficient to satisfy federal, state and local income and employment tax withholding requirements and authorized deductions.

12.	EMPLOYMENT RIGHTS

Neither the Plan nor designation as a Plan Participant shall be deemed to give any individual a right to remain employed by the Company. The Company reserves the right to terminate the employment of any employee at any time, with or without cause or for no cause, subject only to a written employment contract (if any).

13.	NONASSIGNMENT; PARTICIPANTS ARE GENERAL CREDITORS

13.1 The interest of any Participant under the Plan shall not be assignable either by voluntary or involuntary assignment or by operation of law (except by designation of a beneficiary or beneficiaries to the extent allowed under the NQDC with respect to amounts deferred under Section 9.1) and any attempted assignment shall be null, void and of no effect.

13.2 Amounts paid under the Plan shall be paid from the general funds of the Company, and each Participant shall be no more than an unsecured general creditor of the Company with no special or prior right to any assets of the Company for payment of any obligations hereunder. Nothing contained in the Plan shall be deemed to create a trust of any kind for the benefit of any Participant, or create any fiduciary relationship between the Company and any Participant with respect to any assets of the Company.

14.	AMENDMENT OR TERMINATION

The Board may terminate or suspend the Plan at any time. The Committee may amend the Plan at any time; provided that (i) to extent required under Section 162(m), the Plan will not be amended without prior approval of the Company’s stockholders, and (ii) no amendment shall retroactively and adversely affect the payment of any award previously made.

15.	SUCCESSORS AND ASSIGNS

This Plan shall be binding on the Company and its successors or assigns.

16.	INTERPRETATION AND SEVERABILITY

The Plan is intended to comply with Section 162(m), and all provisions contained herein shall be construed and interpreted in a manner to so comply. In case any one or more of the provisions contained in the Plan shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Plan, but the Plan shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.

In witness whereof, the undersigned officer of the Company certifies that the foregoing sets forth the Granite Construction Incorporated Long Term Incentive Plan as duly adopted by the Board on December 19, 2014.

GRANITE CONSTRUCTION INCORPORATED

/s/ James H. Roberts
By:	James H. Roberts
Title:	President & Chief Executive Officer

Appendix B 6

Granite Construction Incorporated 585 West Beach Street Watsonville, CA 95076 ATTN: Betty Kwong

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time on June 3, 2015 (until 12:00 PM (noon) EDT on June 2, 2015 if you are a 401(k) Participant). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern Time on June 3, 2015 (until 12:00 PM (noon) EDT on June 2, 2015 if you are a 401(k) Participant). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —— — — — — —

THIS    PROXY CARD    IS  VALID   ONLY    WHEN   SIGNED   AND    DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors		For	Against	Abstain

1a. David H. Kelsey		☐	☐	☐

1b. James W. Bradford, Jr.		☐	☐	☐			For	Against	Abstain

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.					5. To ratify the appointment by the Audit/Compliance Committee of		☐	☐	☐
		For	Against	Abstain	PricewaterhouseCoopers LLP as
Granite's independent registered public
2. Advisory vote to approve executive compensation of the named executive officers.		☐	☐	☐	accounting firm for the fiscal year ending December 31, 2015.

3. To act upon a proposal to approve the Granite Construction Incorporated Annual Incentive Plan.		☐	☐	☐

4. To act upon a proposal to approve the Granite Construction Incorporated Long Term Incentive Plan.		☐	☐	☐

		Yes	No

Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting & Proxy Statement and, Annual Report (which includes a copy of the Form 10-K) is/are available at www.proxyvote.com .

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

GRANITE CONSTRUCTION INCORPORATED Annual
Meeting of Shareholders

June 4, 2015 10:30 AM PDT

This proxy is solicited by the Board of Directors

SPECIAL INSTRUCTIONS FOR 401(k) PARTICIPANTS: In accordance with the terms of the Trust Agreement for each of the 401(k) Plan, Mercer has delegated its authority to vote all the shares of stock in GRANITE CONSTRUCTION INCORPORATED beneficially held for the 401(k) Participant, as applicable, to Broadridge. Any shares allocable to the participant’s 401(k) account on the record date will be voted by Broadridge in accordance with the instructions of the participant received via telephone or the Internet or indicated on the reverse. IF THIS PROXY CARD IS RECEIVED BEFORE 12:00 PM (noon) Eastern Daylight Time on June 2, 2015, BUT A CHOICE IS NOT SPECIFIED, BROADRIDGE WILL VOTE SHARES ALLOCABLE TO THE PARTICIPANT’S 401(k) AS THE BOARD OF DIRECTORS RECOMMENDS. IF THIS FORM IS NOT RECEIVED BEFORE 12:00 PM (noon) Eastern Daylight Time on June 2, 2015, AND NO VOTE WAS SUBMITTED VIA TELEPHONE OR THE INTERNET BY THAT DATE, SHARES ALLOCABLE TO THE PARTICIPANT’S 401(k) WILL NOT BE VOTED. The 401(k) Participants may revoke a prior vote by following the instructions described in Granite’s Proxy Statement dated April 24, 2015. The voting direction submitted to Broadridge by the 401(k) Participants will be confidential.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time on June 3, 2015 (until 12:00 PM (noon) EDT on June 2, 2015 if you are a 401(k) Participant). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
Granite Construction Incorporated 585 West Beach Street Watsonville, CA 95076 ATTN: Betty Kwong				If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59
PM Eastern Time on June 3, 2015 (until 12:00 PM (noon) EDT on June 2, 2015 if you are a 401(k) Participant). Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKSBELOW IN BLUE OR BLACK INK AS FOLLOWS:				KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors	For	Against	Abstain

1a. David H. Kelsey	☐	☐	☐

1b. James W. Bradford, Jr.	☐	☐	☐			For	Against	Abstain

The Board of Directors recommends you vote				5.	To ratify the appointment by the	☐	☐	☐
FOR proposals 2, 3, 4 and 5.	For	Against	Abstain		Audit/Compliance Committee of
PricewaterhouseCoopers LLP as Granite's
2. Advisory vote to approve executive compensation of the named executive officers.	☐	☐	☐		independent registered public accounting firm for the fiscal year ending December 31, 2015.

3. To act upon a proposal to approve the Granite Construction Incorporated Annual Incentive Plan.	☐	☐	☐

4. To act upon a proposal to approve the Granite Construction Incorporated Long Term Incentive Plan.

	Yes	No

Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting & Proxy Statement and, Annual Report (which includes a copy of the Form 10-K) is/are available at www.proxyvote.com .

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

GRANITE CONSTRUCTION INCORPORATED Annual
Meeting of Shareholders

June 4, 2015 10:30 AM PDT

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) James H. Roberts and Laurel J. Krzeminski and each of them with full power of substitution to represent and to vote all the shares of stock in GRANITE CONSTRUCTION INCORPORATED which the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:30 AM Pacific Daylight Time on June 4, 2015, at the Monterey Plaza Hotel, 400 Cannery Row, Monterey, California 93940, and any adjournment or postponement thereof, (1) as specified upon the proposals listed on the reverse side of this card and as more particularly described in Granite's Proxy Statement dated April 24, 2015, and (2) in their discretion upon such other matters as may properly come before the meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on June 04, 2015

GRANITE CONSTRUCTION INCORPORATED

Granite Construction Incorporated

585 West Beach Street

Watsonville, CA 95076

ATTN: Betty Kwong

Meeting Information
Meeting Type: Annual Meeting
For holders as of: April 10, 2015
Date: June 04, 2015 Time: 10:30 AM PDT
Location: Monterey Plaza Hotel
400 Cannery Row
Monterey, California 93940
For directions please call:
831-724-1011

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

—— Before You Vote ——

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
1. Notice of Annual Meeting & Proxy Statement and	2. Annual Report (which includes a copy of the Form 10-K)
How to View Online:
Have the information that is printed in the box marked by the arrow following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
(located on the
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET: www.proxyvote.com
2) BY TELEPHONE: 1-800-579-1639
3) BY E-MAIL*: sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.
Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 21, 2015 to facilitate timely delivery.

—— How To Vote ——

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions.
Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting items

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees

1a. David H. Kelsey

1b. James W. Bradford, Jr.

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.

2. Advisory vote to approve executive compensation of the named executive officers.

3. To act upon a proposal to approve the Granite Construction Incorporated Annual Incentive Plan.

4. To act upon a proposal to approve the Granite Construction Incorporated Long Term Incentive Plan.

5. To ratify the appointment by the Audit/Compliance Committee of PricewaterhouseCoopers LLP as Granite's independent registered public accounting firm for the fiscal year ending December 31, 2015.